                                                                     Ex-99.17(g)

 SUPPLEMENT - DATED AUGUST 26, 2009
      TO THE STATEMENTS OF ADDITIONAL INFORMATION, AND SUPPLEMENTS THERETO,
                                 AS SHOWN BELOW:

FUND                                                 SAI DATED      THE SUPPLEMENT THERETO:
----                                                 ---------   -----------------------------
SELIGMAN CAPITAL FUND, INC.                          5/1/09
SELIGMAN CASH MANAGEMENT FUND, INC.                  5/1/09
SELIGMAN CORE FIXED INCOME FUND, INC.                2/2/09      Supplement dated May 20, 2009
SELIGMAN COMMON STOCK FUND, INC.                     5/1/09
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.   5/1/09
SELIGMAN FRONTIER FUND, INC.                         3/2/09      Supplement dated May 20, 2009
SELIGMAN GLOBAL FUND SERIES, INC.                    3/2/09      Supplement dated May 20, 2009
                                                     7/1/09
SELIGMAN GROWTH FUND, INC.                           5/1/09
SELIGMAN HIGH INCOME FUND SERIES                     5/1/09
SELIGMAN INCOME AND GROWTH FUND, INC.                5/1/09
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.       5/1/09
SELIGMAN MUNICIPAL FUND SERIES, INC.                 2/2/09      Supplement dated May 20, 2009
SELIGMAN MUNICIPAL SERIES TRUST                      2/2/09      Supplement dated May 20, 2009
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.          2/2/09      Supplement dated May 20, 2009
SELIGMAN VALUE FUND SERIES, INC.                     5/1/09

THE STATEMENTS OF ADDITIONAL INFORMATION, AND THE SUPPLEMENTS THERETO AS SHOWN ABOVE, FOR EACH OF THE ABOVE-LISTED FUNDS IS HEREBY REVISED AS FOLLOWS:

The following is hereby added to the section "Investing in a Fund" after the existing paragraph under the caption "Class A Shares":

     For Class A shares purchased without a sales charge where a commission was separately paid by the distributor to an authorized financial intermediary effecting the purchase, a 1% CDSC may be charged if you sell your shares within 18 months after purchase. A CDSC will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

The following is hereby added to the section "Investing in a Fund" following the last bulleted paragraph under the caption "Initial Sales Charge -- Waivers of the sales charge for Class A shares."

     "CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:"

The following is hereby deleted from the "Investing in a Fund" section under the caption "CDSC - Waivers of the CDSC for Class B shares.":

     - for shares of Seligman funds in retail retirement plans sold to Merrill to which no sales commission or transaction fee was paid to an authorized financial institution at the time of purchase."

The following is hereby added to the section "Investing in a Fund" under the following captions:

a) "CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:"

b) "CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:"

c) "CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:"

     - in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc. or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with the distributor that contemplates a waiver of CDSCs, provided that no sales commission or transaction fee was paid to such authorized financial institution at the time of purchase.

THE STATEMENTS OF ADDITIONAL INFORMATION, FOR EACH OF THE ABOVE-LISTED FUNDS EXCEPT FOR:

     -    SELIGMAN COMMON STOCK FUND, INC.,

     -    SELIGMAN CORE FIXED INCOME FUND, INC.,

     -    SELIGMAN HIGH INCOME FUND SERIES, AND

     -    SELIGMAN INCOME AND GROWTH FUND, INC.

ARE HEREBY REVISED AS FOLLOWS:

The table of "Fund Officers" which appears in the section "Management of the Series" or "Management of the Fund", as applicable, is hereby revised as follows:

The entry for Lawrence P. Vogel is hereby replaced with the following:

                                      POSITION WITH
                                     FUND/SERIES AND
NAME, ADDRESS, AGE                LENGTH OF TIME SERVED            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------                ---------------------   -------------------------------------------------------------
Jeffrey P. Fox                    Treasurer since 2009    Vice President - Investment Accounting, Ameriprise Financial,
105 Ameriprise Financial Center                           Inc. since 2002; Chief Financial Officer, RiverSource
Minneapolis, MN 55474                                     Distributors, Inc. since 2006
Age 54

    STATEMENT OF ADDITIONAL INFORMATION (SAI) SUPPLEMENT DATED JUNE 22, 2009*

FUND                                                                SAI DATE        FORM #
------------------------------------------------------------------------------------------------
RIVERSOURCE VARIABLE PORTFOLIO FUNDS                                MAY 1, 2009     S-6466-20 AG
RIVERSOURCE DISCIPLINED ASSET ALLOCATION PORTFOLIOS                 MAY 1, 2009     S-6521-20 C
SELIGMAN ASSET ALLOCATION SERIES, INC.                              MAY 1, 2009     N/A
SELIGMAN CAPITAL FUND, INC.                                         MAY 1, 2009     N/A
SELIGMAN CASH MANAGEMENT FUND, INC.                                 MAY 1, 2009     N/A
SELIGMAN COMMON STOCK FUND, INC.                                    MAY 1, 2009     N/A
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.                  MAY 1, 2009     N/A
SELIGMAN CORE FIXED INCOME FUND, INC.                               FEB. 2, 2009    N/A
SELIGMAN FRONTIER FUND, INC.                                        MARCH 2, 2009   N/A
SELIGMAN GLOBAL FUND SERIES, INC.                                   MARCH 2, 2009   N/A
SELIGMAN GROWTH FUND, INC.                                          MAY 1, 2009     N/A
SELIGMAN HIGH INCOME FUND SERIES                                    MAY 1, 2009     N/A
SELIGMAN INCOME AND GROWTH FUND, INC.                               MAY 1, 2009     N/A
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.                      MAY 1, 2009     N/A
SELIGMAN MUNICIPAL FUND SERIES, INC.                                FEB. 2, 2009    N/A
SELIGMAN MUNICIPAL SERIES TRUST                                     FEB. 2, 2009    N/A
SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.                            FEB. 2, 2009    N/A
SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES                         FEB. 2, 2009    N/A
SELIGMAN PORTFOLIOS, INC.                                           MAY 1, 2009     N/A
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.                         FEB. 2, 2009    N/A
SELIGMAN VALUE FUND SERIES, INC.                                    MAY 1, 2009     N/A


The section, Portfolio Holdings Disclosure, for each of the above listed funds has been revised as follows:

PORTFOLIO HOLDINGS DISCLOSURE
Each fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, each fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

Each fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or permit others to provide portfolio holdings on a selective basis, and the investment manager does not intend to selectively disclose portfolio holdings or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

A complete schedule of each fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website. In addition, the investment manager makes publicly available information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is made publicly available through the website as of month-end, approximately ten (10) days following the month-end. In addition to the monthly top ten holdings and the portfolio holdings information made available on the SEC website as part of a fund's annual, semi-annual and fiscal quarter filings, the investment manager also publishes on its website each fund's full portfolio holdings (including name and percentage of a fund's assets invested in each such holding) as of the end of each calendar quarter. This full list of portfolio holdings is made available approximately thirty (30) days following the end of each calendar quarter.

From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Bowne, Vestek, Data Communique, Inc.), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (such as Risk Metrics), and companies that deliver or support systems that provide analytical or statistical information (including Factset Research Systems, Bloomberg, L.P.), (2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including Morningstar, Inc., Thomson Financial and Lipper Inc.), (3) entities that provide trading, research or other investment related services (including Citigroup, Merrill Lynch & Co., and Morgan Stanley), and (4) fund intermediaries that include the funds in discretionary wrap or other investment programs that request such information in order to support the services provided to investors in the programs. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal, state or international securities laws, and may disclose holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.

Each fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

For each of Seligman Capital Fund, Seligman Communications and Information Fund, Seligman Frontier Fund, Seligman Growth Fund, Seligman Value Fund Series, Inc. on behalf of its Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund (each, a "fund"), the last sentence of the second paragraph (the last sentence of the first paragraph in Seligman Frontier Fund's SAI) under Investment Strategies and Risks -- Foreign Securities has been revised as follows:

The fund may invest up to 25% of its net assets in foreign investments.

For Seligman LaSalle Real Estate Fund Series, Inc. on behalf of its Seligman LaSalle Monthly Dividend Fund, the first and second sentences of the first paragraph under Investment Strategies and Risks -- Foreign Securities have been revised as follows:

The Monthly Dividend Fund may invest up to 25% of its net assets in foreign investments.

For Seligman Portfolios, Inc., the first sentence of the first paragraph under Investment Strategies and Risks -- Foreign Investment Risk Factors has been revised as follows:

Each of Seligman Global Technology Portfolio and Seligman International Growth Portfolio may invest up to 100% of its total assets in foreign securities. Each of Seligman Capital Portfolio, Seligman Communications and Information Portfolio, Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio may invest up to 25% of its net assets in foreign investments. Each of Seligman Cash Management Portfolio, Seligman Common Stock Portfolio and Seligman Investment Grade Fixed Income Portfolio may invest up to 10% of its total assets in foreign securities, except that this 10% limit does not apply to foreign securities held through Depositary Receipts which are traded in the US or to commercial paper and certificates of deposit issued by foreign banks.

For Seligman Portfolios, Inc., the first sentence of the first paragraph under Investment Strategies and Risks -- Other Investment Companies has been revised as follows:

Each Portfolio may invest in securities issued by other investment companies.

S-6466-120 A (6/09)
* Valid until next update

                        SELIGMAN VALUE FUND SERIES, INC.
                                 (THE "SERIES")

                          SELIGMAN LARGE-CAP VALUE FUND
                         SELIGMAN SMALLER-CAP VALUE FUND
                 (EACH, A "FUND" AND COLLECTIVELY, THE "FUNDS")

                       Statement of Additional Information
                                  May 1, 2009

                         200 Ameriprise Financial Center
                             Minneapolis, MN 55474
                                 (212) 850-1864

                       Toll Free Telephone: (800) 221-2450
      For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments" or "investment manager"), investment manager to the RiverSource Family of Funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. &
W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of each of the Funds having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement (the "Management Agreement") between RiverSource Investments and the Series (on behalf of each of the Funds), RiverSource Investments is the new investment manager of the Series effective November 7, 2008.

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the Series' current Prospectus, dated May 1, 2009, offering Class A shares, Class B shares, Class C shares and Class R shares, and the Series' current Prospectus, dated May 1, 2009, offering Class I shares (together, the "Prospectuses"). Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares will be renamed as Class R5 shares. At such time, the Funds will then offer the following classes of shares: Class A, Class B, Class C, Class R2 and Class R5 shares.

This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Series at the above address or telephone numbers, respectively.

The financial statements and notes included in the Series' Annual Report, which include the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Series' Annual Report will be furnished to you without charge if you request a copy of this SAI.

The RiverSource Family of Funds includes a comprehensive array of funds from RiverSource Investments, including Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource Family of Funds. The Seligman funds share the same Board of Directors/Trustees as the other funds in the RiverSource Family of Funds. Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and maybe exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds. For example, for purposes of calculating the initial sales charge on the purchase of Class A shares of a Seligman fund, for rights of accumulation purposes, an investor or financial advisor may include the market value of any RiverSource funds, RiverSource Partners funds or Threadneedle funds in this calculation. This SAI includes a list of mutual funds included in RiverSource Family of Funds.

The Series is governed by a Board that meets regularly to review a wide variety of matters affecting the Funds. Detailed information about Fund governance, the Funds' investment manager, RiverSource Investments, and other aspects of Fund management can be found by referencing the Table of Contents below.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

Series History ..............................................     3
Description of the Series and its Investments and Risks .....     3
Management of the Series ....................................    12
Control Persons and Principal Holders of Securities .........    23
Investment Advisory and Other Services ......................    23
Portfolio Managers ..........................................    29
Securities Transactions .....................................    31
Capital Stock and Other Securities ..........................    34
Investing in a Fund .........................................    34
Taxation of the Series ......................................    41
Underwriters ................................................    45
Calculation of Performance Data .............................    48
Financial Statements ........................................    51
Information Regarding Pending and Settled Legal Proceedings .    51
General Information .........................................    52
Appendix A-The Seligman Funds ...............................    54
Appendix B-The RiverSource funds, RiverSource Partners funds,
   and Threadneedle funds ...................................    55
Appendix C-Investment Management Fee Schedule ...............    56
Appendix D-Administrative Services Fee Schedule .............    59

EQVA1

                                 SERIES HISTORY

The Series was incorporated under the laws of the state of Maryland on January 27, 1997. As of November 7, 2008, the Series is a part of the RiverSource Family of Funds. The RiverSource Family of Funds includes a comprehensive array of funds managed by RiverSource Investments, including the Series and the other Seligman mutual funds.

             DESCRIPTION OF THE SERIES AND ITS INVESTMENTS AND RISKS

Classification

The Series is a diversified open-end management investment company, or mutual fund, which consists of two separate funds, which are: Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund.

Investment Strategies and Risks

The following information regarding each Fund's investments and risks supplements the information contained in the Funds' Prospectuses.

FOREIGN SECURITIES. Each Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest either directly or through American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), or Global Depositary Receipts ("GDRs") (collectively, "Depositary Receipts") in other securities of foreign issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less information available about a foreign company than about a US company and foreign companies may not be subject to reporting standards and requirements comparable to those applicable to US companies. Foreign securities may not be as liquid as US securities and there may be delays and risks attendant in local settlement procedures. Securities of foreign companies may involve greater market risk than securities of US companies, and foreign brokerage commissions and custody fees are generally higher than those in the United States. Investments in foreign securities may also be subject to local economic or political risks, political instability, the possible nationalization of issuers and the risk of expropriation or restrictions on the repatriation of proceeds of sale. In addition, foreign investments may be subject to withholding and other taxes.

Depositary Receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on US exchanges or the over-the-counter market, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States. Depositary Receipts may be issued under sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a Depositary Receipt. In unsponsored programs, the issuers may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored Depositary Receipt programs are generally similar, the issuers of securities represented by unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and therefore, the import of such information may not be reflected in the market value of such receipts. Each Fund may invest up to 10% of its total assets in foreign securities that it holds directly, but this 10% limit does not apply to foreign securities held through Depositary Receipts which are traded in the United States or to commercial paper and certificates of deposit issued by foreign banks.

Investment income received by a Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Funds to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Funds' assets to be invested within various countries is not known.

REPURCHASE AGREEMENTS. Each Fund may enter into repurchase agreements. A repurchase agreement is an agreement under which a Fund acquires a security, generally a US government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Fund holds the security and is unrelated to the interest rate on the security. Each Fund's repurchase agreements will at all times be fully collateralized.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in value of the underlying securities and loss of interest. Repurchase agreements are typically entered into for periods of one week or less. As a matter of fundamental policy, each Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its net assets would be so invested.

FIXED-INCOME SECURITIES. Each Fund may invest in fixed-income securities that are not required to be rated by a recognized rating agency. As a matter of policy, each Fund will invest only in "investment grade" debt securities or, in the case of unrated securities, debt securities that are, in the opinion of the investment manager, of equivalent quality to "investment grade" securities. Investment grade debt securities are rated within the four highest rating categories as determined by Moody's Investors Service ("Moody's") or Standard & Poor's Ratings Services ("S&P"). The portion of each Fund's assets, if any, that are invested in such securities will be subject to interest rate risk, credit risk and other risks, as discussed below.

Changes in market interest rates will affect the value of the fixed-income securities held by each Fund. In general, the market value of fixed-income securities move in the opposite direction of interest rates: the market value decreases when interest rates rise, and are therefore subject to a greater degree of market price volatility. Changes in the value of the fixed-income securities held by each Fund may affect each Fund's net asset value. The extent to which each Fund is affected will depend on the percentage of each Fund's assets that is invested in fixed-income securities and the duration of the securities held.

A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a security would be unable to make interest and principal payments. To the extent a Fund holds securities that are downgraded, or default on payment, its performance could be negatively affected.

Fixed-income securities, like those in which each Fund may invest, are traded principally by dealers in the over-the-counter market. Each Fund's ability to sell securities it holds is dependent on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could result in a lack of liquidity by reducing the number of ready buyers.

During periods of falling interest rates issuers of an obligation held by a Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, a Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in a Fund's income.

ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")), funding agreements issued by domestic insurance companies and other securities that are not readily marketable. Each Fund does not currently expect to invest more than 5% of its assets in such securities. These may include restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the 1933 Act. The Series' Board of Directors may adopt procedures pursuant to which the investment manager may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Series' Board of Directors or the investment manager (as the case may be) make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in a Fund, if and to the extent that, qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

PREFERRED SECURITIES. Each Fund may invest in preferred securities believed by the investment manager to offer capital appreciation opportunities. There are special risks associated with investing in preferred securities, including:

     - DEFERRAL. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.

     - SUBORDINATION. Preferred securities are subordinated to bonds and other debt instruments in an issuer's capital structure with respect to priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

     - LIQUIDITY. Preferred securities may be substantially less liquid than many other securities, such as common stocks or US government securities.

     - LIMITED VOTING RIGHTS. Generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer's board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of certain trust preferred securities, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing. In such an event, rights of holders of trust preferred securities generally would include the right to appoint and authorize a trustee to enforce the trust or special purpose entity's rights as a creditor under the agreement with its operating company.

     - SPECIAL REDEMPTION RIGHTS. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in income tax or securities laws. As with call provisions, a redemption by the issuer of the preferred securities may negatively impact the return of the security held by the Fund.

CONVERTIBLE SECURITIES. Each Fund may invest in securities convertible into common stock. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

BORROWING. Each Fund from time to time may borrow money to increase its portfolio of securities or for other purposes. Under the Investment Company Act of 1940, as amended ("1940 Act"), each Fund is generally permitted to borrow from banks in amounts not exceeding one-third of the value of its total assets, less liabilities other than such borrowings. The Board of Directors has adopted a non-fundamental restriction under which a Fund may not borrow more than 15% of its total assets. Borrowings may be secured by a mortgage or pledge of a Fund's assets.

Borrowed money creates an opportunity for greater capital appreciation, but at the same time increases exposure to capital risk. The net cost of any money borrowed would be an expense that otherwise would not be incurred, and this expense will limit a Fund's net investment income in any given period.

Any gain in the value of securities purchased with money borrowed in excess of the cost of amounts borrowed would cause the net asset value of a Fund's shares to increase more than otherwise would be the case. Conversely, any decline in the value of securities purchased with money borrowed or any gain in value less than the cost of amounts borrowed would cause net asset values to decline more than would otherwise be the case.

COMMODITIES AND COMMODITY CONTRACTS. Each Fund may purchase and sell commodities and commodity contracts only to the extent that such activities do not result in that Fund being a "commodity pool" as defined in the Commodity Exchange Act and the Commodity Futures Trading Commission's regulations and interpretations thereunder. The investment manager must seek approval of the Series' Board of Directors for a Fund to invest in any new type of commodity if it is of a type the Fund has not previously utilized.

Use of these instruments can involve substantial risks. For example, derivative instruments can present investment risk to a Fund if the investment manager does not accurately predict the fluctuations in interest rates, currency values or the market to which the financial instrument is tied. Certain derivative instruments may involve the use of leverage and, as a result, there is the risk that a Fund could lose more than the amount of its original investment. For example, a fund may purchase futures contracts by making a relatively small "margin deposit" and, if such contract is thereafter sold at a loss, that fund could lose substantially more than the original margin deposit. Although the Fund will only utilize exchange-traded futures and options thereon, there can be no assurance that they will be able to close out positions when they wish to. In addition, a futures or options strategy may not provide an exact hedge to a position.

FUTURES CONTRACTS. Each Fund may utilize futures traded on US exchanges. An interest rate futures contract is an agreement to buy or sell a specified amount of a specific debt security for a specified price at a designated date and time in the future. A currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. A treasury futures contract is an agreement to buy or sell a specified amount of a specific security issued by the U.S. Treasury for a specified price at a designated date and time in the future. The Funds may, for example, use currency futures to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations. Futures contracts that trade on a US exchange are standardized as to quantity, delivery date and settlement conditions, including specific assets acceptable for delivery against the futures contract. A futures contract may also be based upon a designated rate or index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is an exchange, offsetting transactions are netted to close out positions. The Funds may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Funds will be able to enter into offsetting transactions with respect to a particular contract at a particular time. If the Funds are unable to enter into offsetting transactions, the Funds will continue to be required to maintain the positions, including the maintenance of margins, which could result in the Funds incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Funds are required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Funds at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Funds may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When a Fund purchases or sells a futures contract, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If a Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Funds would continue to be subject to market risk with respect to the position. In addition, the Funds would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Futures contracts (and options on such contracts) are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges in the US. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

SHORT SALES. The Funds may not sell "short" or maintain a "short position".

RIGHTS AND WARRANTS. Each Fund may invest in common stock rights and warrants believed by the investment manager to provide capital appreciation opportunities. The investment manager must seek the Series Board's approval for a Fund to invest in any warrant if it is of a type a Fund has not previously utilized.

A Fund may not invest in rights and warrants if, at the time of acquisition, the investment in rights and warrants would exceed 5% of that Fund's net assets, valued at the lower of cost or market.

OPTIONS. The investment manager must seek approval of the Board of Directors for a Fund to invest in any option if it is of the type the Fund has not previously utilized. Pursuant to this policy, the Board has approved the investment manager's request that each Fund be permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where the Fund owns the underlying security) and covered put options (where a Fund maintains the cash or collateral to cover the obligation created by the put). These instruments are described below.

An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security. The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no or only a limited trading market. Options may be used individually or in combinations (e.g., put spreads and collars) to hedge securities positions or to seek increased investment returns.

Put spreads and collars are designed to protect against a decline in value of a security an investor owns. A collar involves the purchase of a put and the simultaneous writing of a call on the same security at a higher strike price. The put protects the investor from a decline in the price of the security below the put's strike price. The call means that the investor will not benefit from increases in the price of the stock beyond the call's strike price. In a put spread, an investor purchases a put and simultaneously writes a put on the same security at a lower strike price. This combination protects the investor against a decline in the stock price down to the lower strike price. The premium received for writing the call (in the case of a collar) or writing the put (in the case of a put spread) offsets, in whole or in part, the premium paid to purchase the put. In a call spread, an investor purchases a call and simultaneously sells a call on the same security, with the call sold having a higher strike price than the call purchased. The purchased call is designed to provide exposure to a potential increase in the value of a security an investor owns. The premium received for writing the call offsets, in part, the premium paid to purchase the corresponding call, but it also means that the investor will not benefit from increases in the price of the security beyond the sold call's strike price.

Options offer large amounts of leverage, which will result in the Fund's net asset value being more sensitive to changes in the value of the underlying security. The successful use of options depends in part on the ability of the investment manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying securities. If the investment manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in the Fund's investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase the Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position, in which case the Fund could lose money in the event of adverse price movements.

OPTIONS ON FUTURES. The Funds may utilize options on interest rate futures, currency futures and treasury futures (collectively, "options on futures"). Options on futures are effectively options on the asset that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is a risk that the Funds may have difficulty in closing out positions in options on futures.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Funds.

Options on futures held by the Funds, to the extent not exercised, will expire and the Funds would experience a loss to the extent of any premium paid for the option. If the Funds were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Funds would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

ACCESS TRADES. The Funds may participate in access trades with a global securities broker as counterparty. Access trades are over-the-counter transactions that provide access to a designated security, group of securities or market index without directly investing in the reference security/index. For a commission, the counterparty agrees to provide a return based on the return of the reference security/index. Access trades are typically used in foreign markets where limits on direct foreign ownership can affect prices and/or where there are significant complexities in directly purchasing or selling shares in the reference security/index. Since access trades are over-the-counter transactions, the Funds bear the risk that the counterparty will be unable or unwilling to meet its obligations. In addition, since over-the-country markets are generally less liquid than exchanges, the Funds may not be able to sell when the investment manager deems it advantageous to do so. The investment manager will attempt to mitigate these risks by limiting access trade exposure by a Fund to 5% of total assets at the time of purchase and dealing with counterparties believed to be reputable.

LENDING OF PORTFOLIO SECURITIES. Each Fund may lend portfolio securities if the investment manager believes such loans will be beneficial to the Funds. The borrower must maintain with a Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Funds any dividends or interest paid on the securities. The Funds may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans made by the Funds will generally be short-term. Loans are subject to termination at the option of the lending Fund or the borrower. The Funds may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Funds do not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. A Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by that Fund is insufficient to replace the loaned securities. In addition, each Fund is responsible for any loss that might result from its investment of the borrower's collateral.

OTHER INVESTMENT COMPANIES. Each Fund may invest in securities issued by other investment companies. Such investments are subject to the limitations on investments in other investment companies imposed by the 1940 Act, which generally prohibits each Fund from holding more than 3% of the outstanding voting securities of another investment company, and from investing more than 5% of its total assets in any one investment company, or more than 10% of its total assets in other investment companies overall. The Funds' investments in other investment companies may include investment in exchange-traded funds ("ETFs") if appropriate investment opportunities arise. ETFs are registered funds that trade on a stock exchange or otherwise traded in the over-the-counter market and generally seek to track the performance of a specified securities index or basket of securities. Securities traded in the over-the-counter market present additional risks, such as counterparty and liquidity risks.

If a Fund invests in other investment companies, shareholders would bear not only that Fund's expenses (including operating expenses and advisory fees), but also similar expenses of the underlying investment companies, and that Fund's returns will therefore be lower. To the extent a Fund invests in ETFs, that Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

INVESTMENTS TO CONTROL. The Funds may not invest for the purpose of controlling or managing any company. If a fund acquires a large percentage of the securities of a single issuer, it could be deemed to have invested in such issuer for the purpose of exercising control. If one of the Funds were to make such acquisitions, there is a risk that that Fund would become less diversified, which could increase the volatility of the Fund and increase the Fund's exposure to market, credit and other risks associated with certain issuers' financial condition and business operations.

Except as otherwise specifically noted above, the Funds' investment strategies are not fundamental and the Series' Board of Directors may change such strategies without the vote of shareholders.

Fundamental Restrictions

Each Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of that Fund's outstanding voting securities. Under these policies, the Funds may not:

- Purchase or sell commodities or commodity contracts, except to the extent permissible under applicable law and interpretations, as they may be amended from time to time;

- Purchase securities on margin except as permitted by the 1940 Act or any rule thereunder, any Securities and Exchange Commission ("SEC") or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

- Issue senior securities or borrow money, except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

- Make loans, except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

- Underwrite the securities of other issuers, except insofar as a Fund may be deemed an underwriter under the 1933 Act in disposing of a portfolio security or in connection with investments in other investment companies;

- Purchase or hold any real estate, except a Fund may invest in securities secured by real estate or interests therein or issued by persons (including real estate investment trusts) which deal in real estate or interests therein;

- Make any investment inconsistent with a Fund's classification as a diversified company under the 1940 Act;

- Invest 25% or more of its total assets, at market value, in the securities of issuers in any particular industry, provided that this limitation shall exclude securities issued or guaranteed by the US Government or any of its agencies or instrumentalities; or

- Purchase or hold the securities of any issuer, if to its knowledge, directors or officers of the Series individually owning beneficially more than 0.5% of the securities of that issuer own in the aggregate more than 5% of such securities.

For purposes of applying the 25% limitation on the securities of issuers in any particular industry (as described above), the Fund will generally use the industry classifications provided by the Global Industry Classification System.

The Funds' fundamental policies set forth above prohibit transactions "except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC." The following discussion explains the flexibility that the Funds gain from these exceptions.

Purchase of securities on margin - A purchase on margin involves a loan from the broker-dealer arranging the transaction. The "margin" is the cash or securities that the borrower places with the broker-dealer as collateral against the loan. However, the purchase of securities on margin is effectively prohibited by the 1940 Act because the

Fund generally may borrow only from banks. Thus, under current law, this exception does not provide any additional flexibility to the Fund.

Issuing senior securities - A "senior security" is an obligation with respect to the earnings or assets of a company that takes precedence over the claims of that company's common stock with respect to the same earnings or assets. The 1940 Act prohibits a mutual fund from issuing senior securities other than certain borrowings, but SEC staff interpretations allow a fund to engage in certain types of transactions that otherwise might raise senior security concerns (such as short sales, buying and selling financial futures contracts and selling put and call options), provided that the fund maintains segregated deposits or portfolio securities, or otherwise covers the transaction with offsetting portfolio securities, in amounts sufficient to offset any liability associated with the transaction. The exception in the fundamental policy allows the Fund to operate in reliance upon these staff interpretations.

Borrowing money - The 1940 Act permits a fund to borrow up to 33 1/3% of its total assets (including the amounts borrowed) from banks, plus an additional 5% of its total assets for temporary purposes, which may be borrowed from banks or other sources.

Making loans - The 1940 Act generally prohibits the Fund from making loans to affiliated persons but does not otherwise restrict the Fund's ability to make loans.

A Fund also may not change its investment objective without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of a Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

The Funds also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

Each Fund will provide shareholders with at least 60 days prior notice of any change in that Fund's "80%" investment policy as described in the Prospectuses. Such notice will be provided in plain English in a separate written document and will contain the following prominent statement, in bold-face type: "Important Notice Regarding Change in Investment Policy". This prominent statement will also appear on the envelope in which the notice is delivered or, if the notice is delivered separately from other communications to shareholders, such statement will appear either on the notice or on the envelope in which the notice is delivered. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, each Fund may invest up to 100% of its assets in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. Each Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of the investment manager, equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Portfolio Turnover

Each Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration date at the time of acquisition were one year or less are excluded from the calculation. Portfolio turnover will not be a limiting factor in managing the Funds' investments. The portfolio turnover rate for the Seligman Large-Cap Value Fund for the years ended December 31, 2008 and 2007 were 27.55% and 18.01%, respectively. The portfolio turnover rates for the Seligman Smaller-Cap Value Fund for the years ended December 31, 2008 and 2007 were 16.39% and 26.51%, respectively.

Disclosure of Portfolio Holdings

Each fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, each fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

Each fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or permit others to provide holdings information on a selective basis, and the investment manager does not intend to selectively disclose holdings information or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

A complete schedule of each fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website. Once holdings information is filed with the SEC, it will also be posted on the website for the RiverSource funds at riversource.com/funds and for the Seligman funds at seligman.com, and it may be mailed, e-mailed or otherwise transmitted to any person.

In addition, the investment manager makes publicly available information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is generally made available through the website, marketing communications (including printed advertisements and sales literature), and/or telephone customer service centers that support the fund. This holdings information is generally as of a month-end and is not released until it is at least fifteen (15) days old.

From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Vestek, Data Communique, Inc.), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (Institutional Shareholder Services), and companies that deliver or support systems that provide analytical or statistical information (including Factset Research Systems, Bloomberg, L.P. Investment Technology Group, Inc.), operational functions (Brown Brothers Harriman & Co.
(2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including Morningstar, Inc., Thomson Financial and Lipper Inc.), (3) entities that provide trading, research or other investment related services (including Citigroup, Merrill Lynch & Co., and Morgan Stanley), and (4) fund intermediaries that include the funds in discretionary wrap or other investment programs that request such information in order to support the services provided to investors in the programs. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal, state or international securities laws, and may disclose holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.

Each fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

                            MANAGEMENT OF THE SERIES

Board Members and Officers

Shareholders elect a Board that oversees the Funds' operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, announced the closing of its Acquisition of Seligman. With the Acquisition completed and shareholders having previously elected (at a special meeting held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. The New Board Members also became directors/trustees of the other Seligman funds in November 2008 and also serve as directors/trustees of the other funds in the RiverSource Family of Funds. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, have continued to serve on the Board after the Acquisition, which results in an overall increase from ten directors to 12 directors of the Series.

Information with respect to the members of the Board is shown below. Each member oversees 162 portfolios in the fund complex managed by RiverSource Investments, which includes 58 Seligman funds and 104 RiverSource funds, RiverSource Partners funds and Threadneedle funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

                          POSITION WITH
                             FUND AND
                          LENGTH OF TIME      PRINCIPAL OCCUPATION DURING LAST            OTHER               COMMITTEE
NAME, ADDRESS, AGE            SERVED                     FIVE YEARS                   DIRECTORSHIPS          MEMBERSHIPS
------------------      -----------------  --------------------------------------  ------------------  ----------------------
Kathleen Blatz          Board member       Attorney; Chief Justice, Minnesota      Other funds in the  Board Governance,
901 S. Marquette Ave.   since November 7,  Supreme Court, 1998-2006                RiverSource         Compliance,
Minneapolis, MN 55402   2008                                                       Family of Funds     Investment Review,
Age 54                                                                                                 Audit

Arne H. Carlson         Board member       Chair, RiverSource Funds, 1999-2006;    Other funds in the  Board Governance,
901 S. Marquette Ave.   since November 7,  former Governor of Minnesota            RiverSource         Compliance,
Minneapolis, MN 55402   2008                                                       Family of Funds     Contracts, Executive,
Age 74                                                                                                 Investment Review

Pamela G. Carlton       Board member       President, Springboard-Partners in      Other funds in the  Distribution,
901 S. Marquette Ave.   since November 7,  Cross Cultural Leadership (consulting   RiverSource         Investment Review,
Minneapolis, MN 55402   2008               company)                                Family of Funds     Audit
Age 54

Patricia M. Flynn       Board member       Trustee Professor of Economics and      Other funds in the  Board Governance,
901 S. Marquette Ave.   since November 7,  Management, Bentley University;         RiverSource         Contracts, Investment
Minneapolis, MN 55402   2008               Former Dean, McCallum Graduate          Family of Funds     Review
Age 58                                     School of Business, Bentley University

Anne P. Jones           Board member       Attorney and Consultant                 Other funds in the  Board Governance,
901 S. Marquette Ave.   since November 7,                                          RiverSource         Compliance, Executive,
Minneapolis, MN 55402   2008                                                       Family of Funds     Investment Review,
Age 74                                                                                                 Audit

Jeffrey Laikind, CFA    Board member       Former Managing Director, Shikiar       American            Distribution,
901 S. Marquette Ave.   since November 7,  Asset Management                        Progressive         Executive, Investment
Minneapolis, MN 55402   2008                                                       Insurance; other    Review, Audit
Age 73                                                                             funds in the
                                                                                   RiverSource
                                                                                   Family of Funds

Stephen R. Lewis, Jr.   Board member and   President Emeritus and Professor of     Valmont             Board Governance,
901 S. Marquette Ave.   Chair of Board     Economics, Carleton College             Industries, Inc.    Compliance, Contracts,
Minneapolis, MN 55402   since November 7,                                          (manufactures       Executive, Investment
Age 70                  2008                                                       irrigation          Review
                                                                                   systems); other
                                                                                   funds in the
                                                                                   RiverSource
                                                                                   Family of Funds

John F. Maher           Board member       Retired President and Chief Executive   Other funds in the  Distribution,
901 S. Marquette Ave.   since 2006         Officer and former Director, Great      RiverSource         Investment Review,
Minneapolis, MN 55402                      Western Financial Corporation           Family of Funds     Audit
Age 65                                     (financial services), 1986-1997.

Catherine James Paglia  Board member       Director, Enterprise Asset              Other funds in the  Board Governance,
901 S. Marquette Ave.   since November 7,  Management, Inc. (private real estate   RiverSource         Compliance, Contracts,
Minneapolis, MN 55402   2008               and asset management company)           Family of Funds     Executive, Investment
Age 56                                                                                                 Review

Leroy C. Richie         Board member       Counsel, Lewis & Munday, P.C. (law      Digital Ally, Inc., Contracts,
901 S. Marquette Ave.   since 2000         firm) since 1987; and Vice President    (digital imaging);  Distribution,
Minneapolis, MN 55402                      and General Counsel, Automotive         Infinity, Inc. (oil Investment Review
Age 66                                     Legal Affairs, Chrysler Corporation,    and gas
                                           1990-1997                               exploration and
                                                                                   production); and
                                                                                   OGE Energy
                                                                                   Corp., (energy
                                                                                   and energy
                                                                                   services); other
                                                                                   funds in the
                                                                                   RiverSource
                                                                                   Family of Funds

INDEPENDENT BOARD MEMBERS

                          POSITION WITH
                             FUND AND
                          LENGTH OF TIME      PRINCIPAL OCCUPATION DURING LAST            OTHER               COMMITTEE
NAME, ADDRESS, AGE            SERVED                     FIVE YEARS                   DIRECTORSHIPS          MEMBERSHIPS
------------------      -----------------  --------------------------------------  ------------------  ----------------------
Alison Taunton-Rigby    Board member       Chief Executive Officer and Director,   Idera               Contracts,
901 S. Marquette Ave.   since November 7,  RiboNovix, Inc. since 2003              Pharmaceuticals,    Distribution,
Minneapolis, MN 55402   2008               (biotechnology); former President,      Inc.                Executive, Investment
Age 65                                     Forester Biotech                        (biotechnology);    Review
                                                                                   Healthways, Inc.
                                                                                   (health
                                                                                   management
                                                                                   programs); other
                                                                                   funds in the
                                                                                   RiverSource
                                                                                   Family of Funds

Board Member Affiliated With RiverSource Investments*

                          POSITION WITH
                             FUND AND
                          LENGTH OF TIME      PRINCIPAL OCCUPATION DURING LAST            OTHER               COMMITTEE
NAME, ADDRESS, AGE            SERVED                     FIVE YEARS                   DIRECTORSHIPS          MEMBERSHIPS
------------------      -----------------  --------------------------------------  ------------------  ----------------------
William F. Truscott     Board member       President - U.S. Asset                  Other funds in the  None
53600 Ameriprise        and Vice           Management and Chief Investment         RiverSource
Financial Center        President since    Officer, Ameriprise Financial, Inc.     Family of Funds
Minneapolis, MN 55474   November 7,        since 2005; President, Chairman of
Age 48                  2008               the Board and Chief Investment
                                           Officer, RiverSource Investments,
                                           LLC since 2001; Director,
                                           President and Chief Executive
                                           Officer, Ameriprise Certificate
                                           Company since 2006; Chairman of
                                           the Board and Chief Executive
                                           Officer, RiverSource Distributors,
                                           Inc. since 2006 and of RiverSource
                                           Fund Distributors, Inc. since 2008;
                                           and Senior Vice President - Chief
                                           Investment Officer, Ameriprise
                                           Financial, Inc., 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments and Ameriprise Financial.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Vice President, the other officers are:

FUND OFFICERS

                                  POSITION WITH
                             FUND AND LENGTH OF TIME
NAME, ADDRESS, AGE                   SERVED*                            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------         ---------------------------   -------------------------------------------------------------------------
Patrick T. Bannigan        President since November 7,   Director and Senior Vice President - Asset Management, Products and
172 Ameriprise Financial   2008                          Marketing, RiverSource Investments, LLC and; Director and Vice President
Center                                                   - Asset Management, Products and Marketing, RiverSource Distributors,
Minneapolis, MN 55474                                    Inc. since 2006 and of RiverSource Fund Distributors, Inc. since 2008;
Age 43                                                   Managing Director and Global Head of Product, Morgan Stanley Investment
                                                         Management, 2004-2006; President, Touchstone Investments, 2002-2004

FUND OFFICERS

                                  POSITION WITH
                             FUND AND LENGTH OF TIME
NAME, ADDRESS, AGE                   SERVED*                            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------         ---------------------------   -------------------------------------------------------------------------
Michelle M. Keeley         Vice President since          Executive Vice President - Equity and Fixed Income, Ameriprise Financial,
172 Ameriprise Financial   November 7, 2008              Inc. and RiverSource Investments, LLC since 2006; Vice President -
Center                                                   Investments, Ameriprise Certificate Company since 2003; Senior Vice
Minneapolis, MN 55474                                    President - Fixed Income, Ameriprise Financial, Inc., 2002-2006 and
Age 45                                                   RiverSource Investments, LLC, 2004-2006

Amy K. Johnson             Vice President since          Chief Administrative Officer, RiverSource Investments, LLC since
172 Ameriprise Financial   November 7, 2008              2009;Vice President - Asset Management and Trust Company Services,
Center                                                   RiverSource Investments, LLC, 2006-2009; Vice President - Operations and
Minneapolis, MN 55474                                    Compliance, RiverSource Investments, LLC, 2004-2006; Director of Product
Age 43                                                   Development - Mutual Funds, Ameriprise Financial, Inc., 2001- 2004

Scott R. Plummer           Vice President, General       Vice President and Chief Counsel - Asset Management, Ameriprise
172 Ameriprise Financial   Counsel and Secretary since   Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors, Inc.
Center                     November 7, 2008              and Chief Legal Officer and Assistant Secretary, RiverSource Investments,
Minneapolis, MN 55474                                    LLC, since 2006; Chief Counsel, RiverSource Fund Distributors, Inc. since
Age 49                                                   2008; Vice President, General Counsel and Secretary, Ameriprise
                                                         Certificate Company since 2005; Vice President - Asset Management
                                                         Compliance, Ameriprise Financial, Inc., 2004-2005; Senior Vice President
                                                         and Chief Compliance Officer, USBancorp Asset Management, 2002-2004

Lawrence P. Vogel          Treasurer since 2000          Vice President, Managed Assets, Investment Accounting of Ameriprise
100 Park Avenue,                                         Financial, Inc. since 2009; Treasurer, Seligman Data Corp. since 2000.
New York, NY 10017                                       Senior Vice President, Investment Companies, J. & W. Seligman & Co.
Age 52                                                   Incorporated, 1992-2008; former Vice President of the Seligman funds

Eleanor T.M. Hoagland      Chief Compliance Officer      Chief Compliance Officer, RiverSource Investments, LLC and Kenwood
100 Park Avenue,           since 2004; Anti-Money        Capital Management LLC since 2009; Chief Compliance Officer for each of
New York, NY 10017         Laundering Prevention         the Seligman funds since 2004 and all funds in the RiverSource Family of
Age 58                     Officer and Identity Theft    Funds, Ameriprise Certificate Company, Seligman Data Corp. and
                           Prevention Officer since      RiverSource Service Corporation since 2009; Anti-Money Laundering
                           2008                          Prevention Officer and Identity Theft Prevention Officer for each of the
                                                         Seligman funds since 2008; and Managing Director, J. & W. Seligman & Co.
                                                         Incorporated, and Vice-President for each of the Seligman funds, 2004-
                                                         2008

* All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation.

BOARD COMMITTEES

The Board initially approved the Management Agreement in respect of both Funds and other contracts with the investment manager and its affiliates, and other service providers. The Management Agreement in respect of both Funds was also approved by shareholders at a special meeting held on November 3, 2008. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and stockholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, stockholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

The Board of Directors met 14 times during the year ended December 31, 2008, which includes 12 meetings by the Board as constituted prior to the Acquisition of Seligman and 2 meetings by the Board as currently constituted. As of November 7, 2008, the Board has organized the following standing committees to facilitate its work (accordingly, no committee meetings have been held prior to such date for these committees): Board Governance Committee, Compliance Committee, Contracts Committee, Distribution Committee, Executive Committee, Investment Review Committee and Audit Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Series as that term is defined in the 1940 Act (i.e., they are independent directors). The table above describing each Director also includes their respective committee memberships. The duties of these committees are described below.

Mr. Lewis, as Chairman of the Board, acts as a point of contact between the independent Directors and RiverSource Investments between Board meetings in respect of general matters.

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Chairman of the Board in relation to furthering the interests of the Funds and other funds in the RiverSource Family of Funds and their shareholders on external matters. The members of this committee are not "interested persons" as that term is defined in the 1940 Act. The committee, which operates pursuant to a written charter, also reviews candidates for Board membership, including candidates recommended by stockholders. This committee met 10 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Funds' then-existing Board Operations Committee and 2 meetings by the Funds' then existing Director Nominating Committee, each of which performed functions similar to the Board Governance Committee, which met 1 time during the period after the Acquisition of Seligman.

To be considered as a candidate for director, recommendations must include a curriculum vitae and be mailed to the Chairman of the Board, RiverSource Family of Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing not less than 120 days before the date of the proxy statement for the previous year's meeting of shareholders, if such a meeting held. The committee will consider only one candidate submitted by such a shareholder or group for nomination for election at a meeting of shareholders. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate's family, including such candidate's spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The committee will consider and evaluate candidates submitted by the nominating shareholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) the candidate's knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate's educational background; (iv) the candidate's reputation for high ethical standards and personal and professional integrity;
(v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board's existing mix of skills and qualifications; (vi) the candidate's perceived ability to contribute to the ongoing functions of the Board, including the candidate's ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Series; (vii) the candidate's ability to qualify as an independent director; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Compliance Committee. This committee supports the Funds' maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Funds or their key service providers; developing and implementing, in coordination with the Funds' Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Funds' CCO to meet with independent Board members on a regular basis to discuss compliance matters. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Funds' then existing Board of Directors, which performed functions similar to the Compliance Committee, which met 1 time during the period after the Acquisition of Seligman.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Series. It also advises the Board regarding actions taken on these contracts during the annual review process. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Funds' then existing Board Operations Committee, which performed functions similar to the Contracts Committee, which met 1 time during the period after the Acquisition of Seligman.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Funds, and reports to the Board as appropriate. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then existing Board of Directors, which performed functions similar to the Distribution Committee, which met 1 time during the period after the Acquisition of Seligman.

Executive Committee. This committee acts for the Board between meetings of the Board. This committee did not meet during the year ended December 31, 2008.

Investment Review Committee. This committee reviews and oversees the management of the Funds' assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Funds' then existing Board of Directors, which performed functions similar to the Investment Review Committee, which met 1 time during the period after the Acquisition of Seligman.

Audit Committee. This committee oversees the accounting and financial reporting processes of the Funds and internal controls over financial reporting and oversees the quality and integrity of the Funds' financial statements and independent audits as well as the Funds' compliance with legal and regulatory requirements relating to the Funds' accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Funds' independent registered public accounting firm and reviews and evaluates the qualifications, independence and performance of such firm. This committee operates pursuant to a written charter. This committee met 4 times during the year ended December 31, 2008, which includes 3 meetings by the audit committee as constituted prior to the Acquisition of Seligman and 1 meeting by the Audit Committee as currently constituted.

PROCEDURES FOR COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a process for shareholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a shareholder must send written communications to Board Services Corporation, 901 Marquette Avenue South, Minneapolis, Minnesota 55402, addressed to the Board of Directors of the Series or the individual Director. All shareholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director.

Beneficial Ownership of Shares

As of December 31, 2008, the Directors beneficially owned shares in the Funds and the RiverSource Family of Funds (which includes the Seligman funds) as follows:

                                                                Aggregate Dollar
                                Dollar Range of Shares           Range of Shares
                                  Owned By Directors                Owned by
                         -----------------------------------   Directors/Trustees
                         Large-Cap Value   Smaller-Cap Value   in the RiverSource
Name                          Fund                Fund         Family of Funds(*)
----                     ---------------   -----------------   ------------------
                                INDEPENDENT DIRECTORS
Kathleen Blatz                 None               None            Over $100,000
Arne H. Carlson                None               None            Over $100,000
Pamela G. Carlton              None               None         $50,001-$100,000
Patricia M. Flynn              None               None            Over $100,000
Anne P. Jones                  None               None            Over $100,000
Jeffrey Laikind                None               None            Over $100,000
Stephen R. Lewis, Jr.          None               None            Over $100,000
John F. Maher            $10,001-$50,000       $1-$10,000         Over $100,000
Catherine James Paglia         None               None            Over $100,000
Leroy C. Richie             $1-$10,000         $1-$10,000         Over $100,000
Alison Taunton-Rigby           None               None            Over $100,000
                                 INTERESTED DIRECTORS
William F. Truscott            None               None            Over $100,000

*    Total includes deferred compensation invested in share equivalents.

Compensation

The New Board Members became Directors of the Series and substantially all of the Seligman-branded funds effective November 7, 2008 at the completion of RiverSource Investments' Acquisition of Seligman. For the year ended December 31, 2008, any compensation received by the New Board Members from the Series (and other Seligman-branded funds) would relate to the period of November 7, 2008 through December 31, 2008. Only Messrs. Maher and Richie were Directors of the Series (and other Seligman-branded funds) during the entire year ended December 31, 2008. Messrs. Maher and Richie became directors of the other funds in the RiverSource Family of Funds on December 10, 2008 and November 12, 2008, respectively. Total Directors' fees paid by the Funds to the current independent Directors for the year ended December 31, 2008 were as follows (this amount does not reflect fees paid to former directors who resigned in the fourth quarter of 2008):

                                                                   Total Compensation
                                                  Pension or         from Series and
                                Aggregate    Retirement Benefits   RiverSource Family
                              Compensation    Accrued as part of    of Funds Paid to
Name                           from Funds       Fund Expenses         Directors (1)
----                          ------------   -------------------   ------------------
Kathleen Blatz                   $  139              N/A                $177,500
Arne H. Carlson                     139              N/A                 180,000
Pamela G. Carlton                   129              N/A                 165,000
Patricia M. Flynn(2)                 71              N/A                 167,500
Anne P. Jones                       139              N/A                 177,500
Jeffrey Laikind                     129              N/A                 165,000
Stephen R. Lewis, Jr.(2)            238              N/A                 400,000
John F. Maher, Director (2)       3,292              N/A                  89,450
Catherine James Paglia(2)            14              N/A                 170,000
Leroy C. Richie, Director         3,666              N/A                 116,366
Alison Taunton Rigby                129              N/A                $177,500

----------
(1) At December 31, 2008, the Directors had oversight responsibilities for 163 investment companies, including the Series.

(2) Ms. Flynn, Mr. Lewis, Mr. Maher and Ms. Paglia elected to defer a portion of the total compensation payable during the period in the amount of $82,208, $60,000, $77,825 and $166,667, respectively.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the funds' Chief Compliance Officer, Counsel to the independent Board members, and the funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special meetings conducted by telephone. The Board's Chair will receive total annual cash compensation of $400,000. The fees payable to the Chairman as well as the other fees described above that are payable to the other independent directors are the aggregate director/trustee fees paid by all of the funds (other than any fund-of-funds) in the RiverSource Family of Funds, including the Funds. These fees are accrued monthly based upon the relative net assets of these funds.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds, RiverSource Partners funds, Threadneedle funds and, as available, the Seligman funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

Code of Ethics

The funds in the RiverSource Family of Funds (which includes the Seligman funds), RiverSource Investments, the investment manager for the funds, and the distributor have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the funds.

Proxy Voting Policies

GENERAL GUIDELINES, POLICIES AND PROCEDURES

The funds in the RiverSource Family of Funds, which includes the Funds, uphold a long tradition of supporting sound and principled corporate governance. The Board, which consists of a majority of independent Board members, determines policies and voted proxies. The funds' investment manager, RiverSource Investments, and the funds' administrator, Ameriprise Financial, provide support to the Board in connection with the proxy voting process.

GENERAL GUIDELINES

CORPORATE GOVERNANCE MATTERS -- The Board supports proxy proposals that it believes are tied to the interests of shareholders and votes against proxy proposals that appear to entrench management. For example:

- The Board generally votes in favor of proposals for an independent chairman or, if the chairman is not independent, in favor of a lead independent director.

- The Board supports annual election of all directors and proposals to eliminate classes of directors.

- In a routine election of directors, the Board will generally vote with management's recommendations because the Board believes that management and nominating committees of independent directors are in the best position to know what qualifications are required of directors to form an effective board. However, the Board will generally vote against a nominee who has been assigned to the audit, compensation, or nominating committee if the nominee is not independent of management based on established criteria. The Board will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company and, in general, will vote against nominees who are determined to have been involved in options backdating.

- The Board generally supports proposals requiring director nominees to receive a majority of affirmative votes cast in order to be elected to the board, and opposes cumulative voting based on the view that each director elected should represent the interests of all shareholders.

- Votes in a contested election of directors are evaluated on a case-by-case basis. In general, the Board believes that incumbent management and nominating committees, with access to more and better information, are in the best position to make strategic business decisions. However, the Board will consider an opposing slate if it makes a compelling business case for leading the company in a new direction.

SHAREHOLDER RIGHTS PLANS -- The Board generally supports shareholder rights plans based on a belief that such plans force uninvited bidders to negotiate with a company's board. The Board believes these negotiations allow time for the company to maximize value for shareholders by forcing a higher premium from a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Board supports proposals to submit shareholder rights plans to shareholders and supports limiting the vote required for approval of such plans to a majority of the votes cast.

AUDITORS -- The Board values the independence of auditors based on established criteria. The Board supports a reasonable review of matters that may raise concerns regarding an auditor's service that may cause the Board to vote against a management recommendation, including, for example, auditor involvement in significant financial restatements, options backdating, material weaknesses in control, attempts to limit auditor liability or situations where independence has been compromised.

STOCK OPTION PLANS AND OTHER MANAGEMENT COMPENSATION ISSUES -- The Board expects company management to give thoughtful consideration to providing competitive long-term employee incentives directly tied to the interest of shareholders. The Board votes against proxy proposals that it believes dilute shareholder value excessively. The Board believes that equity compensation awards can be a useful tool, when not abused, for retaining employees and giving them incentives to engage in conduct that will improve the performance of the company. In this regard, the Board generally favors minimum holding periods of stock obtained by senior management pursuant to an option plan and will vote against compensation plans for executives that it deems excessive.

SOCIAL AND CORPORATE POLICY ISSUES -- The Board believes proxy proposals should address the business interests of the corporation. Shareholder proposals sometime seek to have the company disclose or amend certain business practices based purely on social or environmental issues rather than compelling business arguments. In general, the Board recognizes our fund shareholders are likely to have differing views of social and environmental issues and believes that these matters are primarily the responsibility of a company's management and its board of directors.

POLICIES AND PROCEDURES

The policy of the Board is to vote all proxies of the companies in which a fund holds investments. Because of the volume and complexity of the proxy voting process, including inherent inefficiencies in the process that are outside the control of the Board or the Proxy Team (below), not all proxies may be voted. The Board has implemented policies and procedures that have been reasonably designed to vote proxies and to ensure that there are no conflicts between interests of a fund's shareholders and those of the funds' principal underwriters, RiverSource Investments, or other affiliated persons. In exercising its proxy voting responsibilities, the Board may rely upon the research or recommendations of one or more third party service providers.

The administration of the proxy voting process is handled by the RiverSource Proxy Administration Team ("Proxy Team"). In exercising its responsibilities, the Proxy Team may rely upon one or more third party service providers. The Proxy Team assists the Board in identifying situations where its guidelines do not clearly require a vote in a particular manner and assists in researching matters and making voting recommendations. RiverSource Investments may recommend that a proxy be voted in a manner contrary to the Board's guidelines. In making recommendations to the Board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of a fund's subadviser(s)) and information obtained from an independent research firm. The investment manager makes the recommendation in writing. The process requires that Board members who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal or establish a protocol for voting the proposal.

On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.

The Board considers management's recommendations as set out in the company's proxy statement. In each instance in which a fund votes against management's recommendation (except when withholding votes from a nominated director), the Board sends a letter to senior management of the company explaining the basis for its vote. This permits both the company's management and the Board to have an opportunity to gain better insight into issues presented by the proxy proposal(s).

VOTING IN COUNTRIES OUTSIDE THE UNITED STATES (NON-U.S. COUNTRIES) -- Voting proxies for companies not domiciled in the United States may involve greater effort and cost due to the variety of regulatory schemes and corporate practices. For example, certain non-U.S. countries require securities to be blocked prior to a vote, which means that the securities to be voted may not be traded within a specified number of days before the shareholder meeting. The Board typically will not vote securities in non-U.S. countries that require securities to be blocked as the need for liquidity of the securities in the funds will typically outweigh the benefit of voting. There may be additional costs associated with voting in non-U.S. countries such that the Board may determine that the cost of voting outweighs the potential benefit.

SECURITIES ON LOAN -- The Board will generally refrain from recalling securities on loan based upon its determination that the costs and lost revenue to the funds, combined with the administrative effects of recalling the securities, generally outweigh the benefit of voting the proxy. While neither the Board nor the funds' administrator assesses the economic impact and benefits of voting loaned securities on a case-by-case basis, situations may arise where the Board requests that loaned securities be recalled in order to vote a proxy. In this regard, if a proxy relates to matters that may impact the nature of a company, such as a proposed merger or acquisition, and the funds' ownership position is more significant, the Board has established a guideline to direct the funds' administrator to use its best efforts to recall such securities based upon its determination that, in these situations, the benefits of voting such proxies generally outweigh the costs or lost revenue to the funds, or any potential adverse administrative effects to the funds, of not recalling such securities.

INVESTMENT IN AFFILIATED FUNDS -- Certain funds may invest in shares of other Seligman funds (referred to in this context as "underlying funds") and may own substantial portions of these underlying funds. The proxy policy of the funds is to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help manage this potential conflict of interest, recognizing that the direct public shareholders of these underlying funds may represent only a minority interest, the policy of the funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders. If there are no direct public shareholders of an underlying fund, the policy is to cast votes in accordance with instructions from the independent members of the Board.

A note with respect to underlying funds: The underlying funds and the funds-of-funds share the same officers, Board members, and investment manager, RiverSource Investments. The funds-of-funds do not invest in an underlying fund for the purpose of exercising management or control; however, from time to time, investments by the funds-of-funds in a fund may represent a significant portion of a fund. Because the funds-of-funds may own a substantial portion of the shares of a fund, procedures have been put into place to assure that public shareholders will determine the outcome of all actions taken at underlying fund shareholder meetings.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available
(i) without charge upon request by calling toll free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Control Persons

As of April 2, 2009, there was no person or persons who controlled either Fund, either through a significant ownership of shares or any other means of control.

Principal Holders

As of April 2, 2009, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the Seligman Large-Cap Value Fund:

                                                                          Percentage of
                                                                              Total
                        Name and Address                          Class    Shares Held
                        ----------------                          -----   -------------
New York Life Trust Company, 169 Lackawanna Ave.,                   A         16.66%
Parsippany, NJ 07054

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          A          8.23%
Lake Drive East, Jacksonville, FL 32246

Morgan Stanley & Co, Harborside Financial Center, Plaza II, 3rd     A          8.65%
Floor, Jersey City, NJ 07311

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          B         14.75%
Lake Drive East, Jacksonville, FL 32246

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          C         28.56%
Lake Drive East, Jacksonville, FL 32246

State Street Bank & Trust Co FBO North Carolina College             I         29.23%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

State Street Bank & Trust Co FBO North Carolina College             I         14.50%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

State Street Bank & Trust Co FBO North Carolina College             i         12.09%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

                                                                          Percentage of
                                                                              Total
                        Name and Address                          Class    Shares Held
                        ----------------                          -----   -------------
State Street Bank & Trust Co FBO North Carolina College             I         10.28%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

State Street Bank & Trust Co FBO North Carolina College             I          9.73%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

State Street Bank & Trust Co FBO North Carolina College             I          8.81%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

As of April 2, 2009, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the Seligman Smaller-Cap Value Fund:

                                                                          Percentage of
                                                                              Total
                        Name and Address                          Class    Shares Held
                        ----------------                          -----   -------------
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          A         15.25%
Lake Drive East, Jacksonville, FL 32246

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          B         10.70%
Lake Drive East, Jacksonville, FL 32246

Morgan Stanley & Co, Harborside Financial Center, Plaza II, 3rd     B          5.05%
Floor, Jersey City, NJ 07311

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer          C         34.79%
Lake Drive East, Jacksonville, FL 32246

State Street Bank & Trust Co FBO North Carolina College             I         38.31%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

State Street Bank & Trust Co FBO North Carolina College             I         23.87%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

Patterson & Co FBO The J. & W. Seligman & Co. Incorporated          I         10.26%
Matched Accumulation Plan, 1525 West Wt Harris Blvd.,
Charlotte, NC 28288-1151

Fisher Foundation, Easton, MD 21601                                 I          6.95%

State Street Bank & Trust Co FBO North Carolina College             I          6.56%
Savings Program-NCBE, 105 Rosemont Avenue, Westwood, MA
02090

Patterson & Co FBO Seligman Data Corp. 401K Thrift Plan, 1525       I          6.21%
West Wt Harris Blvd., Charlotte, NC 28288-1151

Management Ownership

As of April 2, 2009, Directors and officers of the Series as a group owned less than 1% of Seligman Large-Cap Value Fund's Class A shares of the then outstanding shares of capital stock and less than 1% of Seligman Smaller-Cap Value Fund's Class A shares of the then outstanding shares of capital stock. As of the same date, Directors and officers of the Series did not own any Class B shares, Class C shares, Class I shares or Class R shares of the then outstanding shares of capital stock of either Fund.

                     INVESTMENT ADVISORY AND OTHER SERVICES
Investment Manager

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held on November 3, 2008) the Management Agreement between the Series (on behalf of each
Fund) and RiverSource Investments, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the RiverSource Family of Funds and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the RiverSource Family of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Under the Management Agreement, dated November 7, 2008, subject to the control of the Series' Board of Directors, RiverSource Investments manages the investment of the assets of each Fund, including making purchases and sales of portfolio securities consistent with each Fund's investment objectives and policies.

Effective November 7, 2008, each Fund pays RiverSource Investments a management fee for its services, calculated daily and payable monthly (effective November 7, Seligman, the predecessor investment manager, no longer receives a management fee). The management fee rates paid by each Fund to RiverSource Investments are the same rates paid to Seligman prior to the Acquisition. The management fee is equal to 0.80% of the Seligman Large-Cap Value Fund's average daily net assets and 1.00% of the Seligman Smaller-Cap Value Fund's average daily net assets. The management fees paid by the Seligman Large-Cap Value Fund for the years ended December 31, 2008, 2007 and 2006 were $1,732,331, $2,163,189 and $2,022,633, respectively, or 0.80% per annum of its average daily net assets. The management fees paid by the Seligman Smaller-Cap Value Fund for the years ended December 31, 2008, 2007 and 2006 were $2,048,229, $3,132,269 and $3,268,135, respectively, or 1% per annum of its average daily net assets. As of the date of this SAI, Ameriprise Financial provides administrative services to the Fund(s) at no cost and RiverSource Investments provides investment management services for a fee. Effective in the second half of 2009, Ameriprise Financial will charge the Fund a fee for its services (which would be reflected in the Fund's "Other Expenses" in the fee table of the prospectus). There will be no net impact to the fees that the Fund(s) will pay because the administrative fee will be fully offset by a reduction in the investment management fees charged to the Fund(s). Please see the Appendices C and D in this SAI for the schedule of investment management fees and administrative fees effective in the second half of 2009.

The Management Agreement provides that it is effective on November 7, 2008 and shall continue in full force and effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of the Funds and by a vote of a majority of Directors who are not parties to the Management Agreement or interested persons of any such party). The Management Agreement may be terminated by either the Series or RiverSource Investments at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of a Fund. The Management Agreement will terminate automatically in the event of its assignment, as such term is defined in the 1940 Act.

Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under the Management Agreement, neither RiverSource Investments, nor any of its respective directors, officers, partners, principals, employees, or agents will be liable for any acts or omissions or for any loss suffered by the Series or its shareholders or creditors. Each of RiverSource Investments, and its respective directors, officers, partners, principals, employees and agents, will be entitled to rely, and will be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Series or its agents which is believed in good faith to be accurate and reliable. RiverSource Investments does not warrant any rate of return, market value or performance of any assets in the Series. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, the Series does not waive any right which it may have under such laws or regulations.

Principal Underwriter

RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc., an affiliate of RiverSource Investments, located at 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55402, acts as general distributor of the shares of each Fund of the Series, as well as the other funds in the RiverSource Family of Funds. The distributor is an "affiliated person" (as defined in the 1940 Act) of RiverSource Investments, which is itself an affiliated person of the Series. Those individuals identified above under "Management Information" as directors or officers of the Series and the distributor are affiliated persons of both entities.

Adminstrative Services

Under an Administrative Services Agreement, Ameriprise Financial provides the Fund(s) with administration and accounting services. As of the date of this SAI, Ameriprise Financial provides administrative services to the Fund(s) at no cost and RiverSource Investments provides investment management services for a fee. Effective in the second half of 2009, Ameriprise Financial will charge the Fund a fee for its services (which would be reflected in the Fund's "Other Expenses" in the fee table of the prospectus). There will be no net impact to the fees that the Fund(s) will pay because the administrative fee will be fully offset by a reduction in the investment management fees charged to the Fund. Please see the Appendices C and D in this SAI for the schedule of investment management fees and administrative fees effective in the second half of 2009.

Third parties with which Ameriprise Financial contracts to provide services for the fund or its shareholders may pay a fee to Ameriprise Financial to help defray the cost of providing administrative and accounting services. The amount of any such fee is negotiated separately with each service provider and does not constitute compensation for investment advisory, distribution, or other services. Payment of any such fee neither increases nor reduces fees or expenses paid by shareholders of the fund.

Other Investment Advice

No person or persons, other than directors, officers, or employees of RiverSource Investments, regularly advise the Series or RiverSource Investments with respect to the Funds' investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares, as set forth below:

INITIAL SALES CHARGE(a) FOR CLASS A SHARES

For equity funds and funds-of-funds (equity)

                                                                   MAXIMUM
                                                                 REALLOWANCE
                         AS A % OF           AS A % OF            AS A % OF
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   PURCHASE PRICE
------------------   -----------------   -------------------   --------------
Up to $49,999              5.75%                 6.10%            5.00%
$50,000--$99,999           4.75                  4.99             4.00
$100,000--$249,999         3.50                  3.63             3.00
$250,000--$499,999         2.50                  2.56             2.15
$500,000--$999,999         2.00                  2.04             1.75
$1,000,000 or more         0.00                  0.00             0.00(c),(d)

For fixed income funds except those listed below and funds-of-funds (fixed income)

                                                                   MAXIMUM
                                                                 REALLOWANCE
                        AS A % OF            AS A % OF            AS A % OF
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   PURCHASE PRICE
------------------   -----------------   -------------------   --------------
Up to $49,999              4.75%                4.99%             4.00%
$50,000--$99,999           4.25                 4.44              3.50
$100,000--$249,999         3.50                 3.63              3.00
$250,000--$499,999         2.50                 2.56              2.15
$500,000--$999,999         2.00                 2.04              1.75
$1,000,000 or more         0.00                 0.00              0.00(c),(d)

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax- Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund

                                                                   MAXIMUM
                                                                 REALLOWANCE
                          AS A % OF           AS A % OF           AS A % OF
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   PURCHASE PRICE
------------------   -----------------   -------------------   --------------
Up to $49,999               3.00%               3.09%             2.50%
$50,000--$99,999            3.00                3.09              2.50
$100,000--$249,999          2.50                2.56              2.15
$250,000--$499,999          2.00                2.04              1.75
$500,000--$999,999          1.50                1.52              1.25
$1,000,000 or more          0.00                0.00              0.00(c),(d)

----------
(a) Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

(b)  Purchase price includes the sales charge.

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.

(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sales commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge -- Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

Rule 12b-1 Plan

Each Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder. There is no administration, shareholder services and distribution fee in respect of the Fund's Class I shares. Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares will be renamed as Class R5 shares.

Under the 12b-1 Plan, each Fund may pay to the distributor an administration, shareholder services and distribution fee in respect of such Fund's Class A, Class B, Class C and Class R shares. Payments by each Fund under its 12b-1 Plan may include, but are not limited to: (1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Funds; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to the Funds' shareholders; and (3) otherwise promoting the sale of shares of the Funds, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and defraying the distributor's costs incurred in connection with its marketing efforts with respect to shares of the Funds. RiverSource Investments, in its sole discretion, may also make similar payments to the distributor from its own resources, which may include the management fee that RiverSource Investments receives from each Fund, respectively. Payments made by each Fund under its 12b-1 Plan are intended to be used to encourage sales of shares of each Fund, as well as to discourage redemptions.

Fees paid by each Fund under its 12b-1 Plan with respect to any class of shares of the Funds may not be used to pay expenses incurred solely in respect of any other class of the Funds, or any other fund. Expenses attributable to more than one class of a Fund are allocated between the classes of that Fund in accordance with a methodology approved by the Series' Board of Directors. Expenses of distribution activities that benefit both a Fund and other funds will be allocated among the applicable funds based on relative gross sales during the quarter in which such expenses are incurred, in accordance with a methodology approved by the Board of Directors of the Series.

Class A

Under the 12b-1 Plan, each Fund, with respect to its Class A shares, is authorized to pay monthly to the distributor a service fee at an annual rate of up to 0.25% of the average daily net asset value of such Fund's Class A shares. This fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Board of

Directors. Each Fund is not obligated to pay the distributor for any such costs it incurs in excess of the fee described above. No expense incurred in one year by the distributor with respect to Class A shares of a Fund may be paid from Class A 12b-1 fees received from the Fund in any other year. If a Fund's 12b-1 Plan is terminated in respect of its Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to its Class A shares. The total amounts paid to the distributor in respect of Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2008 were $291,807 and $266,855, respectively, equivalent to 0.24% and 0.25%, respectively, per annum of each Fund's Class A shares' average daily net assets.

Class B

Under the 12b-1 Plan, each Fund, with respect to its Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased the distributor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale Class B shares of each Fund (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to the distributor to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to the distributor. A small portion of the distribution fee is paid to the distributor in connection with sales of Class B shares for which no commissions are paid; the distributor may pay the entire 12b-1 fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by the distributor or the Purchasers in any one year upon the initial purchase of Class B shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one year to be paid from Class B 12b-1 fees received from the Fund in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. The distributor and the Purchasers are not reimbursed for expenses which exceed such fees. If a Fund's 12b-1 Plan is terminated in respect of its Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor or the Purchasers with respect to its Class B shares. The total amounts paid in respect of Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2008 were $171,066 and $164,971, respectively, equivalent to 1% per annum of each Fund's Class B shares' average daily net assets.

Class C

Under the 12b-1 Plan, each Fund, with respect to its Class C shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class C shares. This fee is used by the distributor as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge ("CDSC") proceeds, to (1) reimburse the distributor for its (A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse the distributor for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C share sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amounts paid to the distributor in respect of Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2008 were $441,838 and $424,023, respectively, equivalent to 1% per annum of each Fund's Class C shares' average daily net assets.

The amounts expended by the distributor in any one year with respect to Class C shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class C shares in one year to be paid from Class C 12b-1 fees in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2008, the distributor incurred $2,030,465 and $1,287,457 of expenses in respect of Class C shares and Class D shares (which converted to Class C shares) of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, respectively, that were not reimbursed from the amounts received from each Fund's 12b-1 Plan. These amounts are equal to 5.28% and 3.46%, respectively, of each Fund's Class C shares' net assets as of December 31, 2008.

If the 12b-1 Plan is terminated in respect of Class C shares of the Funds, no amounts (other than amounts accrued but not yet paid) would be owed by the Funds to the distributor with respect to its Class C shares.

Class R

Under the 12b-1 Plans, each Fund, with respect to its Class R shares are authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of its Class R shares. The 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. The 12b-1 fee is used by the distributor in one of two ways, depending on the payout option chosen by Service Organizations. This fee is used by the distributor as follows:

Option 1 - Service Organization opts for time-of-sale payment. A distribution fee of 0.25% of the average daily net assets attributable to such Class R shares is used, along with any CDSC proceeds, to (1) reimburse the distributor for its payment at the time of sale of Class R shares of a 0.75% sales commission to the Service Organization, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class R shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class R shares is used to reimburse the distributor for its prepayment to the Service Organization at the time of sale of Class R shares of a service fee of 0.25% of the net asset value of the Class R shares sold (for shareholder services to be provided to Class R shareholders over the course of the one year immediately following the sale). After the initial one-year period following a sale of Class R shares, the 0.25% servicing fee is used to reimburse the distributor for its payments to the Service Organization for providing continuing shareholder services. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations at the time of sale as service fees.

Option 2 - Service Organization does not opt for time-of-sale payment. The entire 12b-1 fee attributable to the sale of the Class R shares, along with any CDSC proceeds, is used to (1) reimburse the distributor for its on-going payment of the entire 12b-1 fees attributable to such Class R shares to the Service Organization for providing continuing shareholder services and distribution assistance in respect of the Funds and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of the distributor.

The total amounts paid to the distributor in respect of Class R shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2008 were $39,278 and $51,487, respectively, equivalent to 0.50% per annum of each Fund's Class R shares' average daily net assets.

The amounts expended by the distributor in any one year with respect to Class R shares of a Fund may exceed the 12b-1 fees paid by that Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class R shares of a Fund in one fiscal year to be paid from Class R 12b-1 fees of that Fund in any other fiscal year; however, in any fiscal year a Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2008, the distributor incurred $106,708 and $190,930 of expenses in respect of Class R shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, respectively, that were not reimbursed from amounts received from the Funds' 12b-1 Plans. These amounts are equal to 1.65% and 2.24%, respectively, of the net assets of Class R shares as of December 31, 2008.

If the 12b-1 Plans are terminated in respect of Class R shares of the Funds, no amounts (other than amounts accrued but not yet paid) would be owed by the Funds to the distributor with respect to Class R shares.

Payments made by the Large-Cap Value Fund and the Smaller-Cap Value Fund under each Fund's 12b-1 Plan for the year ended December 31, 2008 were spent on the following activities in the following amounts:

                             Compensation    Compensation
                                  to              to             Other
Fund/Class                   Underwriters   Broker/Dealers   Compensation*
----------                   ------------   --------------   -------------
Large-Cap Value Fund/A           $-0-          $291,807         $    -0-
Large-Cap Value Fund/B*           522            42,706          127,838
Large-Cap Value Fund/C**          -0-           441,838              -0-
Large-Cap Value Fund/R            623            38,655              -0-
Smaller-Cap Value Fund/A         $-0-          $266,855         $    -0-
Smaller-Cap Value Fund/B*         470            41,184          123,317
Smaller-Cap Value Fund/C**        -0-           424,023              -0-
Smaller-Cap Value Fund/R          510            50,977              -0-

* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.

** Includes payments with respect to Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The 12b-1 Plans were initially approved on March 20, 1997 by the Board of Directors of the Series, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Series and who have no direct or indirect financial interest in the operation of the 12b-1 Plans or in any agreement related to the 12b-1 Plans ("Qualified Directors") and by the sole shareholder of each Fund on April 7, 1997. The 12b-1 Plans were approved in respect of the Class C shares on May 20, 1999 by the Directors, including a majority of the Qualified Directors, and became effective in respect of the Class C shares on June 1, 1999. The 12b-1 Plans were approved in respect of Class R shares of each Fund on March 20, 2003 by the Board of Directors of the Series, including a majority of the Qualified Directors, and became effective in respect of Class R shares on April 30, 2003. The 12b-1 Plans will continue in effect through December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors and the Qualified Directors of the Series, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plans may not be amended to increase materially the amounts payable to Service Organizations with respect to a Class without the approval of a majority of the outstanding voting securities of the Class. If the amount payable in respect of Class A shares under the 12b-1 Plans is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or (2) establish a new class of shares subject to the same payment under the 12b-1 Plans as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plans may be made except by a majority of both the Directors and Qualified Directors.

The 12b-1 Plans require that the Treasurer of the Series shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plans. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Series be made by such disinterested Directors. The 12b-1 Plans are reviewed by the Directors annually.

For the year ended December 31, 2008, RiverSource Services Inc., formerly Seligman Services, Inc., acted as the broker/dealer of record for shareholder accounts of the Series that did not have a designated financial advisor. As such, it received compensation pursuant to each Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the year ended December 31, 2008, it received service fees pursuant to the Seligman Large-Cap Value Fund's 12b-1 Plan in the amount of $8,365 and the Seligman Smaller-Cap Value Fund's 12b-1 Plan in the amount of $9,040.

Other Service Providers

BOARD SERVICES CORPORATION

The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each in dependent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

RIVERSOURCE SERVICE CORPORATION

Effective on or about June 13, 2009, RiverSource Service Corporation ("RSC") will serve as the Seligman funds' transfer, shareholder service and dividend paying agent (RSC already serves as transfer, shareholder service and dividend paying agent for the other funds in the RiverSource Family of Funds). RSC provides or compensates others to provide such services to the RiverSource Family of Funds.

As of the date hereof, SDC is the transfer, shareholder service and dividend-paying agent for the Fund through on or about June 12, 2009. SDC charges the Fund at cost for its services. These costs include amounts paid by SDC to financial intermediaries and other third parties who provide sub-transfer agency services. SDC's address is 100 Park Avenue, New York, New York 10017.

                               PORTFOLIO MANAGERS

For purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following tables set forth certain additional information from that discussed in the Prospectuses with respect to the portfolio managers of the Funds. Unless noted otherwise, all information is provided as of December 31, 2008.

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGERS. Table A below identifies, for each of the portfolio managers, as applicable, the number of accounts managed (other than the Fund named in the particular table) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies, for each of the portfolio managers, only those accounts that have an advisory fee based on the performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

SELIGMAN LARGE-CAP VALUE FUND
Table A

                       Registered Investment        Other Pooled Investment
Portfolio Manager            Companies                      Vehicles                    Other Accounts
-----------------   ---------------------------   ---------------------------   -----------------------------

Neil T. Eigen       6 Registered Investment       1 Other Pooled Investment     74 Other Accounts with
                    Companies with                Vehicles with                 approximately $2.51
                    approximately $444.4          approximately $107.0          billion in total assets under
                    million in net assets under   million in net assets under   management.*
                    management.                   management.

Richard S. Rosen    6 Registered Investment       1 Other Pooled Investment     75 Other Accounts with
                    Companies with                Vehicles with                 approximately $2.47
                    approximately $444.4          approximately $107.0          billion in total assets under
                    million in net assets under   million in net assets under   management.*
                    management.                   management.

* Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.

Table B

                       Registered Investment        Other Pooled Investment
Portfolio Manager            Companies                      Vehicles                    Other Accounts
-----------------   ---------------------------   ---------------------------   -----------------------------
Neil T. Eigen       3 Registered Investment       None                          None
                    Companies with
                    approximately $231.2
                    million in net assets under
                    management.

Richard S. Rosen    3 Registered Investment       None                          None
                    Companies with
                    approximately $231.2
                    million in net assets under
                    management.

SELIGMAN SMALLER-CAP VALUE FUND
Table A

                       Registered Investment        Other Pooled Investment
Portfolio Manager            Companies                      Vehicles                    Other Accounts
-----------------   ---------------------------   ---------------------------   -----------------------------
Neil T. Eigen       6 Registered Investment       1 Other Pooled Investment     74 Other Accounts with
                    Companies with                Vehicles with                 approximately $2.51
                    approximately $463.6          approximately $107.0          billion in total assets under
                    million in net assets under   million in net assets under   management.
                    management.                   management.

Richard S. Rosen    6 Registered Investment       1 Other Pooled Investment     75 Other Accounts with
                    Companies with                Vehicles with                 approximately $2.47
                    approximately $463.6          approximately $107.0          billion in total assets under
                    million in net assets under   million in net assets under   management.
                    management.                   management.

* Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.

Table B

                       Registered Investment        Other Pooled Investment
Portfolio Manager            Companies                      Vehicles                    Other Accounts
-----------------   ---------------------------   ---------------------------   -----------------------------
Neil T. Eigen       3 Registered Investment       None                          None
                    Companies with
                    approximately $231.2
                    million in net assets under
                    management.

Richard S. Rosen    3 Registered Investment       None                          None
                    Companies with
                    approximately $231.2
                    million in net assets under
                    management.

COMPENSATION/MATERIAL CONFLICTS OF INTEREST. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of the Funds' investments and investments in other accounts.

Compensation:

As compensation for their responsibilities, each of Messrs. Eigen and Rosen received a base salary and bonus for the year ended December 31, 2008. Compensation for the year ended December 31, 2008 was determined by Seligman, the Fund's predecessor investment manager. For 2009 compensation, which is determined by RiverSource Investments, please see below.

Bonuses are comprised of a discretionary component and a performance component based upon (i) the annual revenues generated from the accounts under management for the portfolio managers' investment team and (ii) the weighted-average pre-tax investment performance of such accounts in the following categories versus corresponding benchmarks over a rolling three-year period (ending November 30th for mutual funds and September 30th for all other accounts) as follows:

Seligman large-cap value mutual funds   - Lipper Large-Cap Value Funds Average
Seligman smaller-cap value mutual funds - Lipper Small-Cap Value Funds Average Large-cap value institutional accounts - Callan Large-Cap Value Universe Small-cap value institutional accounts - Callan Small-Cap Value Universe
Large-cap value wrap accounts           - Callan Large-Cap Value Universe
Small-cap value wrap accounts           - Callan Small-cap Value Universe

With respect to Mr. Eigen, the discretionary component was also based upon, among other factors, the competitive environment for Mr. Eigen's services.

For 2009, as determined by RiverSource Investments, portfolio manager compensation is typically comprised of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, wrap accounts, institutional portfolios and hedge funds. Funding for the bonus pool for equity portfolio managers is determined by a percentage of the aggregate assets under management in the accounts managed by the portfolio managers and by the short term (typically one-year) and long-term (typically three year) performance of those accounts in relation to the relevant peer group universe. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers.

Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the investment management fees charged on their hedge fund investments.

RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

Conflicts of Interest:

RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Funds and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for different accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

In addition to the accounts noted above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the Funds. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

SECURITIES OWNERSHIP. As of December 31, 2008, Mr. Rosen owned between $10,001 and $50,000 of Seligman Large-Cap Value Fund's shares and between $10,001 and $50,000 of Seligman Smaller-Cap Value Fund's shares.

                             SECURITIES TRANSACTIONS

Except as otherwise noted, the description of policies and procedures in this section also applies to any fund subadviser. Subject to policies set by the Board, as well as the terms of the investment management agreements, the investment manager or subadviser is authorized to determine, consistent with a fund's investment objective and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the Board.

Each fund, the investment manager, any subadviser and RiverSource Fund Distributors, Inc. (principal underwriter and distributor of the RiverSource Family of Funds) has a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the funds.

A fund's securities may be traded on an agency basis with brokers or dealers or on a principal basis with dealers. In an agency trade, the broker-dealer generally is paid a commission. In a principal trade, the investment manager will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The investment manager may pay the dealer a commission or instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.

BROKER-DEALER SELECTION

In selecting broker-dealers to execute transactions, the investment manager and each subadviser will consider from among such factors as the ability to minimize trading costs, trading expertise, infrastructure, ability to provide information or services, financial condition, confidentiality, competitiveness of commission rates, evaluations of execution quality, promptness of execution, past history, ability to prospect for and find liquidity, difficulty of trade, security's trading characteristics, size of order, liquidity of market, block trading capabilities, quality of settlement, specialized expertise, overall responsiveness, willingness to commit capital and research services provided.

The Board has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the funds as a factor in the selection of broker-dealers through which to execute securities transactions.

On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, including review by an independent third-party evaluator. The review evaluates execution, operational efficiency, and research services.

COMMISSION DOLLARS

Broker-dealers typically provide a bundle of services including research and execution of transactions. The research provided can be either proprietary (created and provided by the broker-dealer) or third party (created by a third party but provided by the broker-dealer). Consistent with the interests of the fund, the investment manager and each subadviser may use broker-dealers who provide both types of research products and services in exchange for commissions, known as "soft dollars," generated by transactions in fund accounts.

The receipt of research and brokerage products and services is used by the investment manager, and by each subadviser, to the extent it engages in such transactions, to supplement its own research and analysis activities, by receiving the views and information of individuals and research staffs of other securities firms, and by gaining access to specialized expertise on individual companies, industries, areas of the economy and market factors. Research and brokerage products and services may include reports on the economy, industries, sectors and individual companies or issuers; statistical information; accounting and tax law interpretations; political analyses; reports on legal developments affecting portfolio securities; information on technical market actions; credit analyses; on-line quotation systems; risk measurement; analyses of corporate responsibility issues; on-line news services; and financial and market database services. Research services may be used by the investment manager in providing advice to multiple RiverSource accounts, including the funds (or by any subadviser to any other client of the subadviser) even though it is not possible to relate the benefits to any particular account or fund.

On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The Board has adopted a policy authorizing the investment manager to do so, to the extent authorized by law, if the investment manager or subadviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the investment manager's or subadviser's overall responsibilities with respect to a fund and the other funds or accounts for which it acts as investment manager (or by any subadviser to any other client of that subadviser).

As a result of these arrangements, some portfolio transactions may not be effected at the lowest commission, but overall execution may be better. The investment manager and each subadviser have represented that under its procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services and research products and services provided.

The investment manager or a subadviser may use step-out transactions. A "step-out" is an arrangement in which the investment manager or subadviser executes a trade through one broker-dealer but instructs that broker-dealer to step-out all or a part of the trade to another broker-dealer. The second broker-dealer will clear and settle, and receive commissions for, the stepped-out portion. The investment manager or subadviser may receive research products and services in connection with step-out transactions.

Use of fund commissions may create potential conflicts of interest between the investment manager or subadviser and a fund.

However, the investment manager and each subadviser has policies and procedures in place intended to mitigate these conflicts and ensure that the use of fund commissions falls within the "safe harbor" of Section 28(e) of the Securities Exchange Act of 1934. Some products and services may be used for both investment decision-making and non-investment decision-making purposes ("mixed use" items). The investment manager and each subadviser, to the extent it has mixed use items, has procedures in place to assure that fund commissions pay only for the investment decision-making portion of a mixed-use item.

TRADE AGGREGATION AND ALLOCATION

Generally, orders are processed and executed in the order received. When a fund buys or sells the same security as another portfolio, fund, or account, the investment manager or subadviser carries out the purchase or sale pursuant to policies and procedures designed in such a way believed to be fair to the fund. Purchase and sale orders may be combined or aggregated for more than one account if it is believed it would be consistent with best execution. Aggregation may reduce commission costs or market impact on a per-share and per-dollar basis, although aggregation may have the opposite effect. There may be times when not enough securities are received to fill an aggregated order, including in an initial public offering, involving multiple accounts. In that event, the investment manager and each subadviser has policies and procedures designed in such a way believed to result in a fair allocation among accounts, including a fund.

From time to time, different portfolio managers with the investment manager may make differing investment decisions related to the same security. However, with certain exceptions for funds managed using strictly quantitative methods, a portfolio manager or portfolio management team may not sell a security short if the security is owned in another portfolio managed by that portfolio manager or portfolio management team. On occasion, a fund may purchase and sell a security simultaneously in order to profit from short-term price disparities.

The investment manager has portfolio management teams in its Minneapolis and Los Angeles offices that may share research information regarding leveraged loans. The investment manager operates separate and independent trading desks in these locations for the purpose of purchasing and selling leveraged loans. As a result, the investment manager does not aggregate orders in leveraged loans across portfolio management teams. For example, funds and other client accounts being managed by these portfolio management teams may purchase and sell the same leveraged loan in the secondary market on the same day at different times and at different prices. There is also the potential for a particular account or group of accounts, including a fund, to forego an opportunity or to receive a different allocation (either larger or smaller) than might otherwise be obtained if the investment manager were to aggregate trades in leveraged loans across the portfolio management teams. Although the investment manager does not aggregate orders in leveraged loans across its portfolio management teams in Minneapolis and Los Angeles, it operates in this structure subject to its duty to seek best execution.

BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE INVESTMENT MANAGER Affiliates of the investment manager may engage in brokerage and other securities transactions on behalf of a fund according to procedures adopted by the Board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the Board, the same conditions apply to transactions with broker-dealer affiliates of any subadviser. The investment manager will use an affiliate only if (i) the investment manager determines that the fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the fund and (ii) the affiliate charges the fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the investment management services agreement.

TOTAL BROKERAGE COMMISSIONS

For the years ended December 31, 2008, 2007 and 2006, the Seligman Large-Cap Value Fund paid total brokerage commissions to others for execution, research and statistical services in the amounts of $236,168, $167,912 and $291,145, respectively.

For the years ended December 31, 2008, 2007 and 2006, the Seligman Smaller-Cap Value Fund paid total brokerage commissions to others for execution, research and statistical services in the amounts of $240,154, $217,466 and $659,177, respectively.

For the years ended December 31, 2008, 2007 and 2006, the Series did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with either the Series, Seligman, RiverSorce Investments (on or after the Acquisition), or the distributor.

Regular Broker-Dealers

During the year ended December 31, 2008, the Seligman Large-Cap Value Fund acquired securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents. As of December 31, 2008, the Fund held securities of Morgan Stanley, parent company of Morgan Stanley Group, with an aggregate value of $3,208,000; held securities of JPMorgan Chase, with an aggregate value of $4,729,500; and held securities of Prudential Financial, with an aggregate value of $3,933,800.

                       CAPITAL STOCK AND OTHER SECURITIES

Capital Stock

The Directors of the Series are authorized to issue, create and classify shares of capital stock in separate funds without further action by shareholders. Shares of capital stock of each Fund have a par value of $.001 and are divided into five classes, designated as Class A common stock, Class B common stock, Class C common stock, Class I common stock and Class R common stock. Each share of a Fund's Class A, Class B, Class C, Class I and Class R common stock is equal as to earnings, assets and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Series has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Series' Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. Shares have non-cumulative voting rights for the election of directors. Each outstanding share will be fully paid and non-assessable, and freely transferable. There are no liquidation, conversion or prescriptive rights.

Other Securities

The Series has no authorized securities other than the above-mentioned common stock.

                               INVESTING IN A FUND

Effective on or about June 13, 2009, the Seligman funds' Class R shares are renamed as Class R2 shares and the Seligman funds' Class I shares are renamed as Class R5 shares. All references in this section "Investing in a Fund" reflect the renamed shares classes (i.e., Seligman fund Class I shares in existence on or about June 12, 2009 are reflected below as Class R5 shares, and the Class I shares reflected below are a new share class for the Seligman funds).

SALES CHARGE

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:

Investors should understand that the purpose and function of the initial sales charge and distribution fee for Class A shares is the same as the purpose and function of the contingent deferred sales charge ("CDSC") and distribution fee for Class B and Class C shares. The sales charges and distribution fees applicable to each class pay for the distribution of shares of a fund.

Shares of a fund are sold at the public offering price. The public offering price is the NAV of one share adjusted for the sales charge for Class A. For Class B, Class C, Class D, Class E, Class I, Class R2, Class R3, Class R4, Class R5, Class W and Class Y there is no initial sales charge so the public offering price is the same as the NAV.

CLASS A - CALCULATION OF THE SALES CHARGE

Sales charges are determined as shown in the following tables. The first table is organized by investment category.

                          CLASS A INITIAL SALES CHARGE

For all funds EXCEPT RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund:

                                                                               FUND-OF FUNDS - FIXED INCOME, STATE
                                                                                     TAX-EXEMPT FIXED INCOME,
                                                                                      TAXABLE FIXED INCOME,
                                BALANCED, EQUITY, FUND-OF-FUNDS - EQUITY             TAX-EXEMPT FIXED INCOME
                                ----------------------------------------             -----------------------
                                                       SALES CHARGE(A) AS A PERCENTAGE OF:
                                                       -----------------------------------
   FUND CATEGORY                                                              PUBLIC OFFERING
 TOTAL MARKET VALUE          PUBLIC OFFERING PRICE(B)   NET AMOUNT INVESTED       PRICE(B)      NET AMOUNT INVESTED
Up to $49,999                          5.75%                   6.10%               4.75%               4.99%
$50,000 - $99,999                      4.75%                   4.99%               4.25%               4.44%
$100,000 - $249,999                    3.50%                   3.63%               3.50%               3.63%
$250,000 - $499,999                    2.50%                   2.56%               2.50%               2.56%
$500,000 - $999,999                    2.00%                   2.04%               2.00%               2.04%
$1,000,000 or more(c), (d)             0.00%                   0.00%               0.00%               0.00%

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund:

                             SALES CHARGE(A)  AS A PERCENTAGE   SALES CHARGE(A)  AS A PERCENTAGE
    TOTAL MARKET VALUE          OF PUBLIC OFFERING PRICE(B)          OF NET AMOUNT INVESTED
    ------------------       --------------------------------   --------------------------------
Up to $49,999                              3.00%                              3.09%
$50,000 - $99,999                          3.00%                              3.09%
$100,000 - $249,999                        2.50%                              2.56%
$250,000 - $499,999                        2.00%                              2.04%
$500,000 - $999,999                        1.50%                              1.52%
$1,000,000 or more(c),(d)                  0.00%                              0.00%

(a) Because of rounding in the calculation of purchase price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

(b)  Purchase price includes the sales charge.

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.

(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sale commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission of up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge - Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

CLASS A - LETTER OF INTENT (LOI)

If you intend to invest $50,000 or more over a period of time, you may be able to reduce the sales charge you pay on investments in Class A by completing a LOI form and committing to invest a certain amount. The LOI must be filed with and accepted in good order by the distributor. The LOI can start at any time and you will have up to 13 months to fulfill your commitment. Existing Rights of Accumulation (ROA) can be included for purposes of meeting your commitment under the LOI. For example, a shareholder currently has $60,000 ROA in the funds. Shareholder completes an LOI to invest $100,000 in the funds (ROA eligible accounts). Shareholder only needs to invest an additional $40,000 in the funds' Class A shares over the next 13 months in order to fulfill the LOI commitment, during which time the shareholder receives reduced front-end sales charge(s) on investments. Your investments during this 13month period will be charged the sales charge that applies to the amount you have committed to invest under the LOI. A portion of your commitment will be invested in Class A shares and placed in escrow. At the end of the 13-month period, the LOI will end and the shares will be released from escrow (less any amount necessary to pay sales charges to the extent the LOI commitment was not met, as described below). Once the LOI has ended or your investments entitle you to a lower sale charge than would otherwise be available to you under the LOI, future sales charges will be determined by ROA as described in the prospectus. If you do not invest the commitment amount by the end of the 13-month period, the remaining unpaid sales charge will be redeemed from the escrowed shares and the remaining balance released from escrow. The commitment amount does not include purchases in any class of funds other than Class A; does not include any new reinvested dividends and directed dividends earned in any funds during the 13-month period; purchases in funds held within a wrap product; and purchases of money market funds unless they are subsequently exchanged to Class A shares of a fund within the 13-month period. A LOI is not an option (absolute right) to buy shares. If you purchase shares through different channels, for example, in a brokerage account or through a third party, you must inform your financial institution in writing about the LOI when placing any purchase orders during the period of the LOI. If you do not complete and file the LOI form, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge.

CLASS A SHARES

Class A shares may be sold at net asset value to certain persons since such sales require less sales effort and lower sales-related expenses as compared with sales to the general public. If you are eligible to purchase Class A shares without a sales charge, you should inform your financial advisor, financial intermediary or the transfer agent of such eligibility and be prepared to provide proof thereof.

INITIAL SALES CHARGE-- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:

- shareholders whose original purchase was in a Strategist fund merged into a RiverSource fund in 2000.

- participants of "eligible employee benefit plans" including 403(b) plans for which Ameriprise Financial Services, Inc. (Ameriprise Financial Services) serves as broker-dealer, and the school district or group received a written proposal from Ameriprise Financial Services between November 1, 2007 and December 31, 2008 (each a Qualifying 403(b) Plan). In order for participants in one of these 403(b) plans to receive this waiver, at least one participant account of the 403(b) plan must have been funded at Ameriprise Financial Services prior to December 31, 2009. This waiver may be discontinued for any Qualifying 403(b) Plan, in the sole discretion of the distributor, after December 31, 2009.

- to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act.

- plans that (i) own Class B shares of any Seligman fund and (ii) participate in Seligman Growth 401(k) through Ascensus's (formerly BISYS)third party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

- to participants in retirement and deferred compensation plans and trusts used to fund those plans, including but not limited to, those defined in Sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts" for which Charles Schwab & Co., Inc. acts as broker dealer.

- to participants in plans established at the transfer agent (Seligman funds only) prior to January 7, 2008, the plan had $500,000 or 50 participants when the shares were initially purchased.

- to participants in retirement and benefit plans made through financial intermediaries that perform participant recordkeeping or other administrative services for the plans and that have entered into special arrangements as alliance program partners with the funds and/or the distributor specifically for such purchases.

- to other investment companies in the RiverSource Family of Funds pursuant to a "fund of funds" arrangement.

CLASS B SHARES

Class B shares have a CDSC for six years. Class B shares purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased in a Seligman fund on or prior to June 12, 2009 will convert to Class A shares in the month prior to the ninth year of ownership. Class B shares purchased in a RiverSource fund beginning May 21, 2005 and Class B shares purchased in a Seligman fund beginning June 13, 2009 will convert to Class A shares one month after the eighth year of ownership.

CDSC - WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

- for shares of Seligman funds in retail retirement plans sold to Merrill to which no sales commission or transaction fee was paid to an authorized financial institution at the time of purchase.

- for shares of RiverSource funds held in investment-only accounts (i.e. accounts where Ameriprise Trust Company does not act as the custodian) at Ameriprise Financial Services on behalf of a trust for an employee benefit plan

- for shares of RiverSource funds held in IRAs or certain qualified plans, prior to June 12, 2009 such as Keogh plans, tax-sheltered custodial accounts or corporate pension plans where Ameriprise Trust Company is acting as custodian, provided that the shareholder is:

     - at least 59 1/2 years old and taking a retirement distribution (if the sale is part of a transfer to an IRA or qualified plan, or a custodian-to-custodian transfer, the CDSC will not be waived) OR

     - selling under an approved substantially equal periodic payment arrangement.

CLASS C SHARES

Class C shares are available to all investors. Class C shares are sold without a front-end sales charge. For Class C shares, a 1% CDSC may apply if shares are sold within one year after purchase. Class C shares are subject to a distribution fee.

CDSC - WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:

- for shares of RiverSource funds held in investment-only accounts (i.e. accounts where Ameriprise Trust Company does not act as the custodian) at Ameriprise Financial Services on behalf of a trust for an employee benefit plan and for shares of RiverSource funds held in tax-sheltered custodial accounts where Ameriprise Trust Company is the custodian, in cases where the sale is not a full liquidation of the Qualified Plan Account, and in cases where the sale is a full liquidation of a Qualified Plan Account held for the benefit of multiple plan participants, but the full liquidation is not the result of a mutual fund line-up (plan investment option) change or plan termination.

CLASS D SHARES

Class D shares are offered through wrap fee programs or other investment products. Class D shares are sold without a frontend sales charge or CDSC. Class D shares are subject to a distribution fee.

CLASS E SHARES

Class E shares are offered to qualifying institutional investors and brokerage accounts. Class E shares are sold without a front-end sales charge or CDSC. Class E shares are subject to a plan administration fee.

CLASS I SHARES

Class I shares are offered to qualifying institutional investors. Class I shares are sold without a front-end sales charge or CDSC.

CLASS R SHARES

Class R2, Class R3, Class R4 and Class R5 shares are offered to certain institutional investors. Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or a CDSC. Class R2 and Class R3 shares are subject to a distribution fee. Class R2, Class R3 and R4 shares are subject to a plan administration fee. The following investors are eligible to purchase Class R2, Class R3, Class R4 and Class R5 shares:

-    Qualified employee benefit plans;

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

-    Nonqualified deferred compensation plans;

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code;

-    Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, the following eligible investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds); and

-    Bank Trusts.

CLASS W SHARES

Class W shares are offered to qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. Class W shares are subject to a distribution fee.

CLASS Y SHARES

Class Y shares are offered to certain institutional investors. Class Y shares are sold without a front-end sales charge or a CDSC. Class Y shares are subject to a plan administration fee. The following investors are eligible to purchase Class Y shares:

-    Qualified employee benefit plans;

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

-    Nonqualified deferred compensation plans; and

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

In addition, for Class I, Class R and Class W shares, the distributor, in its sole discretion, may accept investments from other purchasers not listed above.

FUND REORGANIZATIONS

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of the fund if the fund is combined with another fund or in connection with a similar reorganization transaction.

REJECTION OF BUSINESS

Each fund and the distributor of the fund reserve the right to reject any business, in its sole discretion.

SELLING SHARES

You have a right to sell your shares at any time. For an explanation of sales procedures, please see the applicable prospectus.

During an emergency, the Board can suspend the computation of NAV, stop accepting payments for purchase of shares, or suspend the duty of a fund to redeem shares for more than seven days. Such emergency situations would occur if:

     - The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

     - Disposal of a fund's securities is not reasonably practicable or it is not reasonably practicable for the fund to determine the fair value of its net assets, or,

     - The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.

Should a fund stop selling shares, the Board may make a deduction from the value of the assets held by the fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all shareholders.

Each RiverSource fund has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the RiverSource fund to redeem shares in cash, with respect to any one shareholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the fund at the beginning of the period. Although redemptions in excess of this limitation would normally be paid in cash, the RiverSource fund reserves the right to make these payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing shareholders of the RiverSource fund as determined by the Board. In these circumstances, the securities distributed would be valued as set forth in this SAI. Should a RiverSource fund distribute securities, a shareholder may incur brokerage fees or other transaction costs in converting the securities to cash.

PAYMENT IN SECURITIES. In addition to cash, the Funds may accept securities in payment for their shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, a Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if RiverSource Investments determines that the offered securities are a suitable investment for the Funds and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that the Series would not accept securities with a value of less than $100,000 per issue in payment for shares. The Funds may reject in whole or in part offers to pay for a Fund's shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for a Fund's shares at any time without notice. The Funds will not accept restricted securities in payment for shares. The Funds will value accepted securities in the manner provided for valuing portfolio securities of the Series. Any securities accepted by the Funds in payment for a Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Offering Price

When you buy or sell shares of each Fund, you do so at the Class's net asset value ("NAV") next calculated after the distributor or the transfer agent accepts your request. However, in some cases, the Series has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of a Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class of a Fund is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of a Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV. The NAV of Class B, Class C and Class R shares will generally be lower than the NAV of Class A shares as a result of the higher 12b-1 fees with respect to such shares, which in turn will be lower than the NAV of Class I shares, which have no 12b-1 fee and which may have lower other expenses.

VALUING FUND SHARES

FOR FUNDS OTHER THAN MONEY MARKET FUNDS. A fund's securities are valued as follows as of the close of business of the New York Stock Exchange (the Exchange):

- Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

- Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

- Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

- Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

- Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

- Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars utilizing spot exchange rates at the close of regular trading on the Exchange.

- Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the Board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

- Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

- Securities without a readily available market price and securities for which the price quotations or valuations received from other sources are deemed unreliable or not reflective of market value are valued at fair value as determined in good faith by the Board. The Board is responsible for selecting methods it believes provide fair value.

- When possible, bonds are valued at an evaluated bid by a pricing service independent from the funds. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

The assets of funds-of-funds consist primarily of shares of the underlying funds, which are valued at their NAVs. Other securities held by funds-of-funds are valued as described above.

FOR MONEY MARKET FUNDS. In accordance with Rule 2a-7 of the 1940 Act, all of the securities in the fund's portfolio are valued at amortized cost. The amortized cost method of valuation is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. Amortized cost does not take into consideration unrealized capital gains or losses. The Board has established procedures designed to stabilize the fund's price per share for purposes of sales and redemptions at $1, to the extent that it is reasonably possible to do so. These procedures include review of the fund's securities by the Board, at intervals deemed appropriate by it, to determine whether the fund's net asset value per share computed by using available market quotations deviates from a share value of $1 as computed using the amortized cost method. The Board must consider any deviation that appears and, if it exceeds 0.5%, it must determine what action, if any, needs to be taken. If the Board determines a deviation exists that may result in a material dilution of the holdings of current shareholders or investors, or in any other unfair consequences for shareholders, it must undertake remedial action that it deems necessary and appropriate. Such action may include withholding dividends, calculating net asset value per share for purposes of sales and redemptions using available market quotations, making redemptions in kind, and selling securities before maturity in order to realize capital gains or losses or to shorten average portfolio maturity.

While the amortized cost method provides certainty and consistency in portfolio valuation, it may result in valuations of securities that are either somewhat higher or lower than the prices at which the securities could be sold. This means that during times of declining interest rates the yield on the fund's shares may be higher than if valuations of securities were made based on actual market prices and estimates of market prices. Accordingly, if using the amortized cost method were to result in a lower portfolio value, a prospective investor in the fund would be able to obtain a somewhat higher yield than the investor would get if portfolio valuations were based on actual market values. Existing shareholders, on the other hand, would receive a somewhat lower yield than they would otherwise receive. The opposite would happen during a period of rising interest rates.

SPECIMEN PRICE MAKE-UP

Under the current distribution arrangements between the Series and the distributor, Class A shares are sold with a maximum initial sales charge of 5.75% and Class B, Class C, Class I and Class R shares are sold at NAV(1). Using each Class's NAV at December 31, 2008, the maximum offering price of each Fund's shares is as follows:

                                                                Large-Cap   Smaller-Cap
                                                               Value Fund    Value Fund
                                                               ----------    ----------
Class A
   Net asset value per share ...............................     $ 9.77        $9.23
   Maximum initial sales charge (5.75% of offering price) ..       0.60         0.56
                                                                 ------        -----
   Offering price to public ................................     $10.37        $9.79
                                                                 ======        =====
Class B
   Net asset value and offering price per share(1) .........     $ 9.29        $8.23
                                                                 ======        =====
Class C
   Net asset value and offering price per share(1) .........     $ 9.30        $8.24
                                                                 ======        =====
Class I
   Net asset value and offering price per share ............     $ 9.96        $9.72
                                                                 ======        =====
Class R
   Net asset value and offering price per share (1) ........     $ 9.70        $9.08
                                                                 ======        =====

----------
(1) Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class C shares are subject to a 1% CDSC if you redeem your shares within one year of purchase. Class R shares are subject to a 1% CDSC on shares redeemed within 1 year of purchase of a retirement plan's initial purchase.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Funds of their shares impracticable or it is not reasonably practicable for the Funds to fairly determine the value of their respective net assets; or (iii) such other periods as ordered by the SEC for the protection of the Funds' shareholders. Under these circumstances, redemption proceeds may be made in securities (i.e., a redemption in kind). If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Funds' responsibility for the prevention of money laundering, you may be required by the Funds, RiverSource Investments, the distributor or the transfer agent or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Funds, the distributor or the transfer agent or their service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Funds. The Funds, by written notice to you, may suspend payment to you of any proceeds or distributions if the Funds, the distributor or the transfer agent or their service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Funds, RiverSource Investments, the distributor or the transfer or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Series has no arrangements with any person to permit frequent trading of Fund shares.

                             TAXATION OF THE SERIES

CAPITAL LOSS CARRYOVER

For federal income tax purposes, the Seligman Smaller-Cap Value Fund had total capital loss carryovers at the end of the most recent fiscal period that, if not offset by subsequent capital gains, will expire as follows: $243,011 will expire in 2016. Because the measurement periods for a regulated investment company's income are different for excise tax purposes verses income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the funds are permitted to treat net capital losses realized between November 1 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. The total capital loss carryovers above include post-October losses, if applicable. It is unlikely that the Board will authorize a distribution of any net realized capital gains until the available capital loss carryover has been offset or has expired except as required by Internal Revenue Service rules.

TAXES

SUBCHAPTER M COMPLIANCE

The fund has elected to be taxed under Subchapter M of the Internal Revenue Code as a regulated investment company. The fund intends to maintain its qualification as a regulated investment company by meeting certain requirements relating to distributions, source of income, and asset diversification. Distribution requirements include distributing at least 90% of the fund's investment company taxable income (which includes net short-term capital gains) and tax-exempt ordinary income to fund shareholders each taxable year. The source of income rules require that at least 90% of the fund's gross income be derived from dividends, interest, certain payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies (subject to certain limitations), and certain other income derived with respect to its business of investing in stock, securities or currencies, and net income from certain interests in qualified publicly traded partnerships. Asset diversification requirements are met when the fund owns, at the end of each quarter of its taxable year, a portfolio, 50% of which includes cash and cash items, U.S. government securities, securities of other regulated investment companies and, securities of other issuers in which the fund has not invested more than 5% of the value of the fund's assets (or 10% of the value of the outstanding voting securities of any one issuer). Also, no more than 25% of the fund's assets may be invested in the securities of any one issuer or two or more issuers which the fund controls and which are engaged in the same or similar trades or businesses (excepting U.S. government securities and securities of other regulated investment companies) or the securities of one or more qualified publicly traded partnerships. This is a simplified description of the relevant laws.

If the fund fails to qualify as a regulated investment company under Subchapter M, the fund would be taxed as a corporation on the entire amount of its taxable income (including its net capital gain) without a dividends paid deduction. Also, all of a shareholder's distributions would generally be taxable to shareholders as qualified dividend income (QDI) (or could be treated as a return of capital, if there weren't sufficient earnings and profits) and generally would be eligible for the dividends received deduction in the case of corporate shareholders.

Under federal tax law, by the end of a calendar year a fund must declare and pay dividends representing 98% of ordinary income for that calendar year and 98% of net capital gains (both long-term and short-term) for the 12-month period ending Oct. 31 of that calendar year. The fund is subject to a non-deductible excise tax equal to 4% of the excess, if any, of the amount required to be distributed over the amount actually distributed. The fund intends to comply with federal tax law and avoid any excise tax. For purposes of the excise tax distributions, section 988 ordinary gains and losses are distributable based on an Oct. 31 year end. This is an exception to the general rule that ordinary income is paid based on a calendar year end.

The fund intends to distribute sufficient dividends within each calendar year, as well as on a fiscal year basis, to avoid income and excise taxes.

A fund may be subject to U.S. taxes resulting from holdings in passive foreign investment companies (PFIC). To avoid unfavorable tax consequences, a fund may make an election to mark to market its PFIC investments. A foreign corporation is a PFIC when 75% or more of its gross income for the taxable year is passive income or 50% or more of the average value of its assets consists of assets that produce or could produce passive income.

Income earned by a fund may have had foreign taxes imposed and withheld on it in foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If more than 50% of a fund's total assets at the close of its fiscal year consists of securities of foreign corporations, the fund will be eligible to file an election with the Internal Revenue Service
(IRS) under which shareholders of the fund would be required to include their pro rata portions of foreign taxes withheld by foreign countries as gross income in their federal income tax returns. These pro rata portions of foreign taxes withheld may be taken as a credit or deduction in computing the shareholders' federal income taxes. If the election is filed, the fund will report to its shareholders the per share amount of such foreign taxes withheld and the amount of foreign tax credit or deduction available for federal income tax purposes.

A fund may use equalization payments to satisfy its requirement to make distributions of net investment income and capital gain net income. Equalization payments occur when a fund allocates a portion of its net investment income and realized capital gain net income to redemptions of fund shares. These payments reduce the amount of taxable distributions paid to shareholders. The IRS has not issued any guidance concerning the methods used to allocate investment income and capital gain to redemptions of shares. If the IRS determines that a fund is using an improper method of allocation for these purposes, the fund may be liable for additional federal income tax.

This is a brief summary that relates to federal income taxation only. Shareholders should consult their tax advisor as to the application of federal, state, and local income tax laws to fund distributions.

EXCHANGES, PURCHASES AND SALES

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. If you sell shares for less than their cost, the difference is a capital loss. If you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held more than one year).

Capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent that it does not exceed the long-term capital gain distribution.

A capital loss on a sale or redemption of a security in a nonqualified account may be disallowed for tax purposes if the same or a substantially identical security is purchased or acquired (including shares acquired through dividend reinvestment) within 30 days before or after the date of the loss transaction. This is called a wash sale. When a wash sale occurs, the loss is disallowed to the extent of shares repurchased, and the cost basis on the security acquired is increased by the amount of the loss that is disallowed. The loss is disallowed in a nonqualified account whether the purchase is in a nonqualified account or in an IRA or Roth IRA, however, an individual's cost basis in an IRA or Roth IRA is not increased due to the wash sale rules. The wash sale rules apply only to capital losses. Sales of securities that result in capital gains are generally recognized when incurred.

If you buy Class A shares and within 91 days exchange into another fund, you may not include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased.

FOR EXAMPLE

You purchase 100 shares of an equity fund having a public offering price of $10.00 per share. With a sales load of 5.75%, you pay $57.50 in sales load. With a NAV of $9.425 per share, the value of your investment is $942.50. Within 91 days of purchasing that fund, you decide to exchange out of that fund, now at a NAV of $11.00 per share, up from the original NAV of $9.425, and purchase a second fund, at a NAV of $15.00 per share. The value of your investment is now $1,100.00 ($11.00 x 100 shares). You cannot use the $57.50 paid as a sales load when calculating your tax gain or loss in the sale of the first fund shares. So instead of having a $100.00 gain ($1,100.00 - $1,000.00), you have a $157.50 gain ($1,100.00 - $942.50). You can include the $57.50 sales load in the calculation of your tax gain or loss when you sell shares in the second fund.

The following paragraphs provide information based on a fund's investment category.

FOR STATE TAX-EXEMPT FIXED INCOME AND TAX-EXEMPT FIXED INCOME FUNDS, all distributions of net investment income during the fund's fiscal year will have the same percentage designated as tax-exempt. This percentage is expected to be substantially the same as the percentage of tax-exempt income actually earned during any particular distribution period.

FOR BALANCED, EQUITY, FUNDS-OF-FUNDS, TAXABLE MONEY MARKET AND TAXABLE FIXED INCOME FUNDS, if you have a nonqualified investment in a fund and you wish to move part or all of those shares to an IRA or qualified retirement account in the fund, you can do so without paying a sales charge. However, this type of exchange is considered a redemption of shares and may result in a gain or loss for tax purposes. See wash sale discussion above. In addition, this type of exchange may result in an excess contribution under IRA or qualified plan regulations if the amount exchanged exceeds annual contribution limitations. You should consult your tax advisor for further details about this complex subject.

DISTRIBUTIONS

DIVIDENDS

Net investment income dividends (other than qualified dividend income) received and distributions from the excess of net short-term capital gains over net long-term capital losses should be treated as ordinary income for federal income tax purposes. Corporate shareholders are generally entitled to a deduction equal to 70% of that portion of a fund's dividend that is attributable to dividends the fund received from domestic (U.S.) securities. If there is debt-financed portfolio stock, that is, bank financing is used to purchase long securities, the 70% dividends received deduction would be reduced by the average amount of portfolio indebtedness divided by the average adjusted basis in the stock. This does not impact the qualified dividend income available to individual shareholders.

Only certain QDI will be subject to the 15% and 0% (for lower-bracket taxpayers) tax rates for 2008-2010. QDI is dividends earned from domestic corporations and qualified foreign corporations. Qualified foreign corporations are corporations incorporated in a U.S. possession, corporations whose stock is readily tradable on an established U.S. securities market (ADRs), and certain other corporations eligible for relief under an income tax treaty with the U.S. that includes an exchange of information agreement. PFICs are excluded from this treatment. Holding periods for shares must also be met to be eligible for QDI treatment (more than 60 days for common stock and more than 90 days for certain preferred's dividends).

Dividends declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by a fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

CAPITAL GAINS DISTRIBUTIONS

Capital gain distributions, if any, received by shareholders (in cash or invested in additional shares) should be treated as long-term capital gains regardless of how long shareholders owned their shares. Short-term capital gains earned by a fund are paid to shareholders as part of their ordinary income dividend and are taxable as ordinary income. Special rates on capital gains may apply to sales of precious metals, if any, owned directly by a fund and to investments in REITs.

Individual shareholders will be subject to federal income tax on distributions of net capital gains generally at a maximum rate of 15% if designated as derived from a fund's capital gains from property held for more than one year and recognized in the taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by a fund will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

Under the Internal Revenue Code of 1986 (the Code), gains or losses attributable to fluctuations in exchange rates that occur between the time a fund accrues interest or other receivables, or accrues expenses or other liabilities denominated in a foreign currency and the time the fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition may be treated as ordinary or capital gains or losses. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders as ordinary income.

RETURN OF CAPITAL

If a mutual fund is the holder of record of any share of stock on the record date for any dividend payable with respect to the stock, the dividend will be included in gross income by the fund as of the later of (1) the date the share became ex-dividend or (2) the date the fund acquired the share. Because the dividends on some foreign equity investments may be received some time after the stock goes ex-dividend, and in certain rare cases may never be received by the fund, this rule may cause a fund to pay income to its shareholders that it has not actually received. To the extent that the dividend is never received, the fund will take a loss at the time that a determination is made that the dividend will not be received.

If a fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to its shareholders. A return of capital is a return of a portion of the shareholder's original investment. A return of capital will generally not be taxable, however, any amounts received in excess of a shareholder's tax basis are treated as capital gain. Forms 1099 will be sent to shareholders to report any return of capital.

WITHHOLDING

Unless a shareholder provides a certified taxpayer identification number (social security number for individuals) on the account application or other document and certifies that the shareholder is not subject to backup withholding, the fund is required to withhold and remit to the IRS 28% backup withholding on taxable and exempt-interest dividends and redemptions. Shareholders should be aware that, under regulations promulgated by the IRS, a fund may be fined for each account for which a certified taxpayer identification number (social security number for individuals) is not provided.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from the fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from the fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income and qualified dividends paid to such foreign shareholders generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from the fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, qualified dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations. In the case of foreign non-corporate shareholders, the fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the fund with proper documentation related to their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

                                  UNDERWRITERS
Distribution of Securities


The Series and the distributor are parties to a Distributing Agreement under which the distributor acts as the exclusive agent for distribution of shares of the Series. The distributor accepts orders for the purchase of the Series' shares, which are offered continuously. As general distributor of the Series' shares, the distributor allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. The distributor retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Seligman Large-Cap Value Fund for the years ended December 31, 2008, 2007 and 2006, amounted to $112,370, $67,382 and $77,295, respectively, of which $14,405, $8,773 and $8,778, respectively, was retained by the distributor. Any sales charges on Class C shares would relate to purchases prior to June 4, 2007.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Seligman Smaller-Cap Value Fund for the years ended December 31, 2008, 2007 and 2006 amounted to $31,742, $65,218 and $117,204, respectively, of which $4,542, $8,361 and $13,649, respectively, was retained by the distributor. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares of either Fund. Any sales charges on Class C shares would relate to purchases prior to June 4, 2007.

Compensation

The distributor, which is an affiliated person of RiverSource Investments, which is an affiliated person of the Series, received the following commissions and other compensation from each Fund during its year ended December 31, 2008:

                                          Compensation on
                    Net Underwriting      Redemptions and
                      Discounts and         Repurchases
                       Commissions       (CDSC on Class A,
                      (Class A Sales    Class C and Class R    Brokerage        Other
Fund                Charges Retained)   Shares Retained)(1)   Commission   Compensation(2)
----                -----------------   -------------------   ----------   ---------------
Large-Cap Value          $14,246             $20,705(3)          $-0-          $1,145
Smaller-Cap Value          4,013              16,561(3)           -0-             980

(1) The distributor has sold its rights to collect a substantial portion of the distribution fees paid by each Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."

(2) During the fiscal year ended December 31, 2008, the distributor received distribution and service fees in respect of Class B, Class C and Class R shares pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."

(3) Includes CDSC retained in respect of Class D shares which converted to Class C shares.

PAYMENTS TO FINANCIAL INTERMEDIARIES

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial intermediaries, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial intermediaries pursuant to which these financial intermediaries sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial intermediaries for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial intermediaries for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial intermediary to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial intermediary, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial intermediary and/or as a percentage of fund sales attributable to the financial intermediary. Certain financial intermediaries require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial intermediary charges its representatives for effecting transactions in the funds. The amount of payment varies by financial intermediary, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial intermediary in addition to such asset-based fees, are considered on a case-by-case basis.

MARKETING AND SALES SUPPORT

Payments may be paid in support of retail, institutional, plan or other fee-based advisory program distribution efforts. These payments are typically made by the distributor in its efforts to advertise to and/or educate the financial intermediary's personnel, including its registered representatives, about the fund. As a result of these payments, the distributor may obtain a higher profile and greater visibility for the fund within the financial intermediary's organization, including placement of the fund on the financial intermediary's preferred or recommended list. The distributor may also obtain greater access to sales meetings, sales representatives, and management representatives of the financial intermediary, including potentially having increased opportunity for fund representatives to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and their clients and other events sponsored by the financial intermediary.

PROGRAM AND SHAREHOLDER SERVICING

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial intermediary to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial intermediary may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

OTHER PAYMENTS

The distributor and its affiliates may separately pay financial intermediaries in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial intermediary employees, client and investor events and other financial intermediary-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law.

From time to time, to the extent permitted by SEC and FINRA rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial intermediaries or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial intermediaries and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial intermediary to the extent the cost of such services was less than the actual expense of the service.

FINANCIAL INTERMEDIARY ARRANGEMENTS

The financial intermediary through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial intermediary may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial intermediary.

PAYMENTS TO FINANCIAL INTERMEDIARIES

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial intermediaries, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial intermediaries pursuant to which these financial intermediaries sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial intermediaries for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial intermediaries for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial intermediary to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial intermediary, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial intermediary and/or as a percentage of fund sales attributable to the financial intermediary. Certain financial intermediaries require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial intermediary charges its representatives for effecting transactions in the funds. The amount of payment varies by financial intermediary, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial intermediary in addition to such asset-based fees, are considered on a case-by-case basis.

MARKETING AND SALES SUPPORT

Payments may be paid in support of retail, institutional, plan or other fee-based advisory program distribution efforts. These payments are typically made by the distributor in its efforts to advertise to and/or educate the financial intermediary's personnel, including its registered representatives, about the fund. As a result of these payments, the distributor may obtain a higher profile and greater visibility for the fund within the financial intermediary's organization, including placement of the fund on the financial intermediary's preferred or recommended list. The distributor may also obtain greater access to sales meetings, sales representatives, and management representatives of the financial intermediary, including potentially having increased opportunity for fund representatives to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and their clients and other events sponsored by the financial intermediary.

PROGRAM AND SHAREHOLDER SERVICING

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial intermediary to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial intermediary may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

OTHER PAYMENTS

The distributor and its affiliates may separately pay financial intermediaries in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial intermediary employees, client and investor events and other financial intermediary-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial intermediaries or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial intermediaries and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial intermediary to the extent the cost of such services was less than the actual expense of the service.

FINANCIAL INTERMEDIARY ARRANGEMENTS

The financial intermediary through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial intermediary may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial intermediary.

                         CALCULATION OF PERFORMANCE DATA

The Funds may quote performance data in various ways. All performance information supplied by the Funds in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or CDSC, as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred.

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Funds over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Funds over a stated period. The cumulative total returns for each Class of shares of the Funds shown below are calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C, Class I and Class R shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment. Ten year returns for Class B shares reflect automatic conversion to Class A shares approximately eight years after purchase.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares.

Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares will be renamed as Class R5 shares.

Historical Investment Results

Class A

The average annual total returns for Class A shares of the Seligman Large-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2008 were (40.81)%, (1.48)% and (0.09)%, respectively. The average annual total returns for Class A shares of the Seligman Smaller-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2008 were (44.56)%, (3.53)% and 4.31%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class A shares of a Fund, subtracting the maximum initial sales charge of 5.75% of the public offering price and assuming that all of the dividends and capital gain distributions paid by each Fund's Class A shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the ten-year period ended December 31, 2008 were (0.93)% and 52.56%, respectively. Thus, a $1,000 investment in Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on December 31, 1998 had a value on December 31, 2008 of $991 and $1,526, respectively.

Class B

The average annual total returns for Class B shares of the Seligman Large-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2008 were (40.78)%, (1.45)% and (0.10)%, respectively. The average annual total returns for Class B shares of the Seligman Smaller-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2008 were (44.55)%, (3.41)% and 4.32%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class B shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class B shares, if any, were reinvested over the relevant time periods. Return from inception reflects automatic conversion to Class A shares approximately eight years after purchase. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the ten-year period ended December 31, 2008 were (9.90)% and 52.80%, respectively. Thus, a $1,000 investment in Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on December 31, 1998 had a value on December 31, 2008 of $990 and $1,528, respectively.

Class C

The average annual total returns for Class C shares of the Seligman Large-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2008 were (38.20)%, (1.03)% and (0.85)%, respectively. The average annual total returns for Class C shares of the Seligman Smaller-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2008 were (41.29)%, (3.11)% and 3.90%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class C shares of a Fund and assuming that all of the dividends and capital gain distributions paid by each Fund's Class C shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for on Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2008 were (7.89)% and 44.39%, respectively. Thus, a $1,000 investment in Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on May 27, 1999 had a value on December 31, 2008 of $921 and $1,444, respectively.

Class I

The average annual total returns for the Class I shares of the Seligman Large-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period November 30, 2001 (commencement of the offering of Class I shares) through December 31, 2008 were (36.84)%, 0.29% and (0.33)%, respectively. The average annual total returns for the Class I shares of the Seligman Smaller-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period November 30, 2001 (commencement of the offering of Class I shares) through December 31, 2008 were (40.82)%, (1.82)% and 2.77%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class I shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class I shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class I shares of the Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund for the period November 30, 2001 (commencement of offering of Class I shares) through December 31, 2008 were (2.34)% and 21.38%, respectively. Thus, a $1,000 investment in Class I shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on November 30, 2001 had a value on December 31, 2008 of $977 and $1,214, respectively.

Class R

The average annual total returns for the Class R shares of the Seligman Large-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period April 30, 2003 (commencement of the offering of Class R shares) through December 31, 2008 were (38.03)%, (0.60)% and 4.34%, respectively. The average annual total returns for the Class R shares of the Seligman Smaller-Cap Value Fund for the one- and five-year periods ended December 31, 2008 and for the period April 30, 2003 (commencement of the offering of Class R shares) through December 31, 2008 were (41.90)%, (2.66)% and 3.53%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class R shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class R shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and 5-year periods and the period from inception, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class R shares of the Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund for the period April 30, 2003 (commencement of offering of Class R shares) through December 31, 2008 were 27.28% and 21.79%, respectively. Thus, a $1,000 investment in Class R shares of the Seligman Large-

Cap Value Fund and the Seligman Smaller-Cap Value Fund made on April 30, 2003 had a value on December 31, 2008 of $1,273 and $1,218, respectively.

                              FINANCIAL STATEMENTS

The Series' Annual Report to Shareholders for the year ended December 31, 2008 contains a portfolio of investments as of December 31, 2008, as well as certain other financial information as of this date. The financial statements and notes included in the Series' Annual Report, which include the report of the Series' former auditors, Deloitte & Touche, LLP, Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished without charge to investors who request copies of this SAI. Effective March 18, 2009, Ernst & Young LLP serves as the Series' independent auditors.

          INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendant's motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

In September 2006, the Office of the Attorney General of the State of New York ("NYAG") commenced a civil action in New York State Supreme Court against J. &
W. Seligman & Co. Incorporated ("Seligman"), Seligman Advisors, Inc. (now know as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive.

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds as follows:
$150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG.

In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman

Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                               GENERAL INFORMATION

CUSTODIAN. As of the date hereof, State Street Bank and Trust Company (SSBT), 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian for the Funds' portfolio securities and is located at 801 Pennsylvania Avenue, Kansas City, Missouri 64105. The Series expects to terminate its relationship with SSBT and to hire JPMorgan Chase, N.A., located at 1 Chase Manhattan Plaza, New York, NY 10005, to serve as custodian.

Currently, SSBT also maintains, under the general supervision of RiverSource Investments, the accounting records and determines the net asset value for the Fund.

ADMINISTRATION SERVICES. Ameriprise Financial, Inc., 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the Seligman funds, as well as the other funds in the RiverSource Family of Funds. These services include administrative, accounting, treasury, and other services.

BOARD SERVICES. The funds in the RiverSource Family of Funds, including the Series, have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

TRANSFER, SHAREHOLDER SERVICE AND DIVIDEND PAYING AGENT. Seligman Data Corp. will serve as transfer, shareholder service and dividend paying agent to the Funds through on or about June 12, 2009, and is located at 100 Park Avenue, New York, New York 10017. In connection with the termination of the relationship between SDC and the Series, as approved by the Series' Board, effective on or about June 13, 2009, RiverSource Service Corporation will serve as the Funds' transfer, shareholder service and dividend paying agent. RSC is located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, and performs, at cost, certain recordkeeping functions for the Funds, maintains the records of shareholder accounts and furnishes dividend paying, redemption and related services.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Effective March 18, 2009, Ernst & Young LLP, 220 S. 6th Street #1400, Minneapolis, MN 55402, serves as the Independent Registered Public Accounting Firm for the Funds and in such capacity audits the Fund's annual financial statements and financial highlights.

On March 11, 2009, the Audit Committee of the Board of Directors recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Series (as defined in the 1940 Act), approved Ernst & Young LLP as the independent registered public accounting firm to serve as auditors for the Funds for 2009. Ernst & Young LLP began service as the Funds' independent registered public accounting firm effective March 18, 2009. Prior to March 11, 2009, the Funds' independent registered public accounting firm was Deloitte & Touche LLP.

The firm of Ernst & Young LLP has extensive experience in investment company accounting and auditing. Ernst & Young LLP has served as the independent registered public accounting firm for the funds in the RiverSource Family of Funds since July 2007. In connection with the Acquisition of Seligman and the Funds becoming part of the RiverSource Family of Funds, the Audit Committee and Board determined that it would be in the best interest of the Fund if one independent registered public accounting firm were to perform audit and accounting services for all funds in the RiverSource Family of Funds. Ernst & Young LLP was chosen due to the fact that the firm is familiar with RiverSource Investments and with the management and operations of the funds advised by RiverSource Investments.

The reports of Deloitte & Touche LLP on the Funds' financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Funds' fiscal years ended December 31, 2008 and 2007 and the subsequent interim period preceding the appointment of Ernst & Young LLP, (a) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the Funds' financial statements and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Funds have furnished a copy of the above disclosure to Deloitte & Touche LLP.

During the Fund's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period preceding Ernst & Young LLP's appointment, neither the Fund nor anyone on behalf of the Funds consulted with Ernst & Young LLP on any matter regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements, and neither a written report was provided to the Funds nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Funds in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

THE SELIGMAN FUNDS*                                                   APPENDIX A

SELIGMAN ASSET ALLOCATION SERIES, INC.
Seligman Asset Allocation Aggressive Growth Fund
Seligman Asset Allocation Balanced Fund
Seligman Asset Allocation Growth Fund
Seligman Asset Allocation Moderate Growth Fund
Seligman Capital Fund, Inc.
Seligman Cash Management Fund, Inc.
Seligman Common Stock Fund,Inc.
Seligman Communications and Information Fund, Inc.
Seligman Core Fixed Income Fund, Inc.
Seligman Frontier Fund, Inc.
SELIGMAN GLOBAL FUND SERIES, INC.
Seligman Emerging Markets Fund
Seligman Global Smaller Companies Fund
Seligman Global Growth Fund
Seligman Global Technology Fund
Seligman International Growth Fund
Seligman Growth Fund, Inc.
SELIGMAN HIGH INCOME FUND SERIES
Seligman U.S. Government Securities Fund
Seligman High-Yield Fund
Seligman Income and Growth Fund, Inc.
Seligman LaSalle International Real Estate Fund, Inc.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
Seligman LaSalle Global Real Estate Fund
Seligman LaSalle Monthly Dividend Real Estate Fund
SELIGMAN MUNICIPAL FUND SERIES, INC.
Seligman National Municipal Fund
Seligman Colorado Municipal Fund
Seligman Georgia Municipal Fund
Seligman Louisiana Municipal Fund
Seligman Maryland Municipal Fund
Seligman Massachusetts Municipal Fund
Seligman Michigan Municipal Fund
Seligman Minnesota Municipal Fund
Seligman Missouri Municipal Fund
Seligman New York Municipal Fund
Seligman Ohio Municipal Fund
Seligman Oregon Municipal Fund
Seligman South Carolina Municipal Fund
SELIGMAN MUNICIPAL SERIES TRUST
Seligman California Municipal High-Yield Series
Seligman California Municipal Quality Series
Seligman Florida Municipal Series
Seligman North Carolina Municipal Series
Seligman New Jersey Municipal Fund, Inc.
Seligman Pennsylvania Municipal Fund Series
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio
Seligman Cash Management Portfolio
Seligman Common Stock Portfolio
Seligman Communications and Information Portfolio
Seligman Global Technology Portfolio
Seligman International Growth Portfolio
Seligman Investment Grade Fixed Income Portfolio
Seligman Large-Cap Value Portfolio
Seligman Smaller-Cap Value Portfolio
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
Seligman TargETFund 2045
Seligman TargETFund 2035
SeligmanTargETFund 2025
Seligman TargETFund 2015
Seligman TargETFund Core
SELIGMAN VALUE FUND SERIES, INC.
Seligman Large-Cap Value Fund
Seligman Smaller-Cap Value Fund
Tri-Continental Corporation

* Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and may be exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds.

THE RIVERSOURCE FUNDS, RIVERSOURCE PARTNERS FUNDS, AND THREADNEEDLE FUNDS*

                                                                      APPENDIX B

RIVERSOURCE BOND SERIES, INC.
RiverSource Floating Rate Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RiverSource California Tax-Exempt Fund
RIVERSOURCE DIMENSIONS SERIES, INC.
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Disciplined Small Cap Value Fund
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RiverSource Diversified Bond Fund
RIVERSOURCE EQUITY SERIES, INC.
RiverSource Mid Cap Growth Fund
RIVERSOURCE GLOBAL SERIES, INC.
RiverSource Absolute Return Currency and Income Fund
RiverSource Emerging Markets Bond Fund
RiverSource Global Bond Fund
RiverSource Global Technology Fund
Threadneedle Emerging Markets Fund
Threadneedle Global Equity Fund
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RiverSource Short Duration U.S. Government Fund
RiverSource U.S. Government Mortgage Fund
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RiverSource High Yield Bond Fund
RIVERSOURCE INCOME SERIES, INC.
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RiverSource Partners International Select Growth Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund
RIVERSOURCE INTERNATIONAL SERIES, INC.
RiverSource Disciplined International Equity Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Income Fund
Threadneedle Global Extended Alpha Fund
Threadneedle International Opportunity Fund
RIVERSOURCE INVESTMENT SERIES, INC.
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Diversified Equity Income Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Mid Cap Value Fund
RIVERSOURCE LARGE CAP SERIES, INC.
RiverSource Disciplined Equity Fund
RiverSource Growth Fund
RiverSource Large Cap Equity Fund
RiverSource Large Cap Value Fund
RIVERSOURCE MANAGERS SERIES, INC.
RiverSource Partners Aggressive Growth Fund
RiverSource Partners Fundamental Value Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Partners Small Cap Value Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Total Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Small Company Index Fund
RIVERSOURCE MONEY MARKET SERIES, INC.
RiverSource Cash Management Fund
RIVERSOURCE SECTOR SERIES, INC.
RiverSource Dividend Opportunity Fund
RiverSource Real Estate Fund
RIVERSOURCE SELECTED SERIES, INC.
RiverSource Precious Metals and Mining Fund
RIVERSOURCE SERIES TRUST
RiverSource 120/20 Contrarian Equity Fund
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund
RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
RiverSource Short-Term Cash Fund
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RiverSource Strategic Allocation Fund
RiverSource Strategic Income Allocation Fund
RIVERSOURCE STRATEGY SERIES, INC.
RiverSource Equity Value Fund
RiverSource Partners Small Cap Growth Fund
RiverSource Small Cap Advantage Fund
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RiverSource Tax-Exempt High Income Fund
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
RiverSource Tax-Exempt Money Market Fund
RIVERSOURCE TAX-EXEMPT SERIES, INC.
RiverSource Intermediate Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RIVERSOURCE VARIABLE SERIES TRUST
Disciplined Asset Allocation Portfolios - Aggressive
Disciplined Asset Allocation Portfolios - Conservative
Disciplined Asset Allocation Portfolios - Moderate
Disciplined Asset Allocation Portfolios - Moderately Aggressive
Disciplined Asset Allocation
Portfolios - Moderately Conservative
RiverSource Partners Variable Portfolio - Fundamental Value Fund
RiverSource Partners Variable Portfolio - Select Value Fund
RiverSource Partners Variable Portfolio - Small Cap Value Fund
RiverSource Variable Portfolio - Balanced Fund
RiverSource Variable Portfolio - Cash Management Fund
RiverSource Variable Portfolio - Core Equity Fund
RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income Fund
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
RiverSource Variable Portfolio - High Yield Bond Fund
RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - Large Cap Equity Fund
RiverSource Variable Portfolio - Large Cap Value Fund
RiverSource Variable Portfolio - Mid Cap Growth Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - S&P 500 Index Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
Threadneedle Variable Portfolio - Emerging Markets Fund
Threadneedle Variable Portfolio - International Opportunity Fund

* Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and may be exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds.

APPENDIX C

                       INVESTMENT MANAGEMENT FEE SCHEDULE

The table below outlines the investment management fees, effective in the second half of 2009, to be charged to the funds by RiverSource Investments for providing investment management services. The asset charge for each calendar day of each year will be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

                                                           NET ASSETS        ANNUAL RATE AT
FUND                                                       (BILLIONS)       EACH ASSET LEVEL
----                                                   ------------------   ----------------
Seligman Capital Fund, Inc.                            First $1.0                0.805%
                                                       Next $1.0                 0.765%
                                                       Over $2.0                 0.715%
Seligman Cash Management Fund, Inc.                    First $1.0                0.330%
                                                       Next $0.5                 0.313%
                                                       Next $0.5                 0.295%
                                                       Next $0.5                 0.278%
                                                       Next $2.5                 0.260%
                                                       Next $1.0                 0.240%
                                                       Next $1.5                 0.220%
                                                       Next $1.5                 0.215%
                                                       Next $1.0                 0.190%
                                                       Next $5.0                 0.180%
                                                       Next $5.0                 0.170%
                                                       Next $4.0                 0.160%
                                                       Over $24.0                0.150%
Seligman Communications and Information Fund,          First $3.0                0.855%
   Inc.                                                Next $3.0                 0.825%
                                                       Over $6.0                 0.725%
Seligman Frontier Fund, Inc.                           First $750 million        0.885%
                                                       Over $750 million         0.790%
Seligman Global Fund Series, Inc.                      First $100 million         0.95%
- Seligman Global Smaller Companies Fund               Over $100 million          0.85%
Seligman Global Fund Series, Inc.                      First $2 billion           0.95%
- Seligman Global Technology Fund                      Next $2 billion            0.91%
                                                       Over $4 billion            0.87%
Seligman Growth Fund, Inc.                             First $1 billion          0.655%
                                                       Next $1 billion           0.615%
                                                       Over $2 billion           0.565%
Seligman LaSalle Real Estate Fund, Inc.                All asset levels          0.915%
- Seligman LaSalle Global Real Estate Fund
Seligman LaSalle Real Estate Fund, Inc.                All asset levels          0.855%
- Seligman LaSalle Monthly Dividend Real Estate Fund
Seligman Municipal Fund Series, Inc.                   First $1.0                0.410%
- Seligman National Municipal Class                    Next $1.0                 0.385%
                                                       Next $1.0                 0.360%
                                                       Next $3.0                 0.335%
                                                       Next $1.5                 0.310%
                                                       Next $2.5                 0.300%
                                                       Next $5.0                 0.290%
                                                       Next $9.0                 0.280%
                                                       Next $26.0                0.260%
                                                       Over $50.0                0.250%

                                                           NET ASSETS        ANNUAL RATE AT
FUND                                                       (BILLIONS)       EACH ASSET LEVEL
----                                                   ------------------   ----------------
Seligman Municipal Fund Series, Inc.                   First $0.25               0.410%
- Seligman Minnesota Municipal Class                   Next $0.25                0.385%
- Seligman New York Municipal Class                    Next $0.25                0.360%
                                                       Next $0.25                0.345%
                                                       Next $6.5                 0.320%
                                                       Next $2.5                 0.310%
                                                       Next $5.0                 0.300%
                                                       Next $9.0                 0.290%
                                                       Next $26.0                0.270%
                                                       Over $50.0                0.250%
Seligman Municipal Series Trust                        First $0.25               0.410%
- Seligman California Municipal High-Yield Series      Next $0.25                0.385%
- Seligman California Municipal Quality Series         Next $0.25                0.360%
                                                       Next $0.25                0.345%
                                                       Next $6.5                 0.320%
                                                       Next $2.5                 0.310%
                                                       Next $5.0                 0.300%
                                                       Next $9.0                 0.290%
                                                       Next $26.0                0.270%
                                                       Over $50.0                0.250%
Seligman Portfolios, Inc.                              All asset levels          0.355%
- Seligman Capital Portfolio
Seligman Portfolios, Inc.                              All asset levels          0.355%
- Seligman Cash Management Portfolio
Seligman Portfolios, Inc.                              All asset levels          0.355%
- Seligman Common Stock Portfolio
Seligman Portfolios, Inc.                              All asset levels          0.705%
- Seligman Communications and Information Portfolio
Seligman Portfolios, Inc.                              First $2 billion           0.95%
- Seligman Global Technology Portfolio                 Next $2 billion            0.91%
                                                       Over $4 billion            0.87%
Seligman Portfolios, Inc.                              First $50 million         0.950%
- Seligman International Growth Portfolio              Next $1 billion           0.900%
                                                       Over $1.05 billion        0.860%
Seligman Portfolios, Inc.                              All asset levels          0.345%
- Seligman Investment Grade Fixed Income Portfolio
Seligman Portfolios, Inc.                              First $500 million        0.755%
- Seligman Large-Cap Value Portfolio                   Next $500 million         0.660%
                                                       Over $1 billion           0.565%
Seligman Portfolios, Inc.                              First $500 million        0.935%
- Seligman Smaller-Cap Value Portfolio                 Next $500 million         0.840%
                                                       Over $1 billion           0.745%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million        0.455%
- Seligman TargETFund 2025                             Next $500 million         0.410%
                                                       Over $1 billion           0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million        0.455%
- Seligman TargETFund 2015                             Next $500 million         0.410%
                                                       Over $1 billion           0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million        0.455%
- Seligman TargETFund Core                             Next $500 million         0.410%
                                                       Over 1 billion            0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million        0.455%
- Seligman TargETFund 2035                             Next $500 million         0.410%
                                                       Over $1 billion           0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million        0.455%
- Seligman TargETFund 2045                             Next $500 million         0.410%
                                                       Over $1 billion           0.365%
Seligman Value Fund Series, Inc.                       First $0.5                0.755%
- Seligman Large-Cap Value Fund                        Next $0.5                 0.660%
                                                       Over $1.0                 0.565%
Seligman Value Fund Series, Inc.                       First $0.5                0.935%
- Seligman Smaller-Cap Value Fund                      Next $0.5                 0.840%
                                                       Over $1.0                 0.745%

                                                           NET ASSETS        ANNUAL RATE AT
FUND                                                       (BILLIONS)       EACH ASSET LEVEL
----                                                   ------------------   ----------------
Seligman LaSalle International Real Estate Fund,
   Inc.                                                All asset levels          0.915%
Tri-Continental Corporation                            All asset levels          0.355%

APPENDIX D

ADMINISTRATIVE SERVICES FEE SCHEDULE

The table below outlines the administrative services fees, effective in the second half of 2009, to be charged to the funds by Ameriprise Financial for providing administrative services. The asset charge for each calendar day of each year will be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

FUNDS

                 ASSET LEVELS AND BREAKPOINTS IN APPLICABLE FEES

                              0 - 500,000,000   500,000,001 -   1,000,000,001 -   3,000,000,001 -   12,000,000,001 +
                                                1,000,000,000   3,000,000,000     12,000,000,000
                              0.080%            0.075%          0.070%            0.060%            0.050%
LaSalle Global Real Estate
   Fund                       0.080%            0.075%          0.070%            0.060%            0.050%
LaSalle International Real
   Estate Fund                0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Global Smaller
   Companies Fund             0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Frontier Fund        0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Global
   Technology                 0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Global
   Technology Portfolio       0.080%            0.075%          0.070%            0.060%            0.050%
Seligman International
   Growth Portfolio           0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Smaller-Cap
   Value Fund                 0.080%            0.075%          0.070%            0.060%            0.050%
Seligman Smaller-Cap
   Value Portfolio            0.080%            0.075%          0.070%            0.060%            0.050%
                              0.070%            0.065%          0.060%            0.050%            0.040%
Seligman California
   Municipal High Yield       0.070%            0.065%          0.060%            0.050%            0.040%
Seligman California
   Municipal Quality          0.070%            0.065%          0.060%            0.050%            0.040%
Seligman Investment Grade
   Fixed Income Portfolio     0.070%            0.065%          0.060%            0.050%            0.040%
Seligman Minnesota
   Municipal Fund             0.070%            0.065%          0.060%            0.050%            0.040%
Seligman National
   Municipal Fund             0.070%            0.065%          0.060%            0.050%            0.040%
Seligman New York
   Municipal Fund             0.070%            0.065%          0.060%            0.050%            0.040%
                              0.060%            0.055%          0.050%            0.040%            0.030%
Seligman LaSalle Monthly
   Dividend Real Estate       0.060%            0.055%          0.050%            0.040%             0.30%
Seligman Capital Fund         0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Capital Portfolio    0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Cash
   Management Fund            0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Cash
   Management Portfolio       0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Common Stock
   Portfolio                  0.060%            0.055%          0.050%            0.040%            0.030%

Seligman Communications
   and Information Fund       0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Communications
   and Information Portfolio  0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Growth Fund          0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Large-Cap Value
   Fund                       0.060%            0.055%          0.050%            0.040%            0.030%
Seligman Large-Cap Value
   Portfolio                  0.060%            0.055%          0.050%            0.040%            0.030%
Seligman TargETFund 2015      0.060%            0.055%          0.050%            0.040%            0.030%
Seligman TargETFund 2025      0.060%            0.055%          0.050%            0.040%            0.030%
Seligman TargETFund 2035      0.060%            0.055%          0.050%            0.040%            0.030%
Seligman TargETFund 2045      0.060%            0.055%          0.050%            0.040%            0.030%
Seligman TargETFund Core      0.060%            0.055%          0.050%            0.040%            0.030%
Tri-Continental Corporation   0.060%            0.055%          0.050%            0.040%            0.030%